Exhibit 4(e)

                                           [CONFORMED COPY]

                    RECEIVABLES PURCHASE AGREEMENT

                             dated as of

                          September 12, 1995


                                among

                    BETHLEHEM STEEL FUNDING, LLC,

              BETHLEHEM STEEL CORPORATION, as Servicer,

             BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC.,

             BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC.,

              THE FINANCIAL INSTITUTIONS LISTED HEREIN,

              MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                       as Administrative Agent

                                 and

                       J.P. MORGAN DELAWARE, as
                   Structuring and Collateral Agent

                          TABLE OF CONTENTS

                                                      Page

                              ARTICLE 1

                             DEFINITIONS

1.1. Definitions ........................................  1
1.2. UCC Terms .......................................... 34
1.3. Accounting Terms and Determinations ................ 34

                              ARTICLE 2

                              PURCHASES
2.1. Sale and Assignment ................................ 35
2.2. Incremental Purchases .............................. 35
2.3. Tranches; Yield Accrual Periods; Yield Rates ....... 37
2.4. Fees ............................................... 38
2.5. Optional Termination or Reduction of Commitments ... 39
2.6. Payments under Certain Circumstances ............... 39
2.7. General Provisions as to Payments .................. 40
2.8. Funding Losses ..................................... 41
2.9. Letters of Credit .................................. 41

                              ARTICLE 3

                             ASSIGNMENT;
             COLLECTION AND ADMINISTRATION OF RECEIVABLES

3.1. Assignment. ........................................ 51
3.2. Accounts and Collections ........................... 53
3.3. Administration of Receivables ...................... 55
3.4. Servicer's Compensation............................. 56
3.5. Servicing Transfer ................................. 57
3.6. Protection of Purchased Interest ................... 57
3.7. Pre-Termination Procedures; Reinvestment ........... 59
3.8. Post-Termination Procedures ........................ 64
3.9. Payments under Certain Circumstances ............... 67

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                              ARTICLE 4

                              CONDITIONS

4.1. Closing ............................................ 68
4.2. Conditions to Each Incremental Purchase ............ 73
4.3. Conditions to Each Purchase ........................ 74

                              ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES

5.1. Existence and Power ................................ 74
5.2. Governmental Authorization; No Contravention ....... 75
5.3. Binding Effect ..................................... 75
5.4. Material Adverse Change ............................ 75
5.5. Litigation ......................................... 75
5.6. Compliance with ERISA .............................. 75
5.7. Environmental Matters .............................. 76
5.8. Taxes .............................................. 76
5.9. Regulatory Restriction ............................. 76
5.10. Full Disclosure ................................... 76
5.11. Location .......................................... 77

                              ARTICLE 6

                              COVENANTS
6.1. General Information ................................ 77
6.2. Information Regarding the Receivables .............. 80
6.3. Preservation of Existence .......................... 82
6.4. Compliance with Laws ............................... 82
6.5. No Adverse Interests ............................... 82
6.6. No Merger .......................................... 82
6.7. Limitations on Activities of BSF ................... 83
6.8. Waivers and Amendments of Documents ................ 84
6.9. Maintenance of Property ............................ 84
6.10. Payment of Taxes .................................. 84
6.11. Accounting Treatment .............................. 84

                              ARTICLE 7

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEMBERS

7.1. Representations and Warranties of the Special Purpose
     Members. ............................................. 85
7.2. Covenants of the Special Purpose Members.............. 85
7.3. Limitations on Activities of Special Purpose Members . 87
7.4. No Bankruptcy Petition ............................... 88

                              ARTICLE 8

                          TERMINATION EVENTS

8.1. Termination Events ................................... 88
8.2. Consequences of a Termination Event .................. 92

                              ARTICLE 9

                              THE AGENTS

9.1. Appointment and Authorization ........................ 93
9.2. Agents and Affiliates ................................ 94
9.3. Action by Agents ..................................... 94
9.4. Consultation with Experts ............................ 94
9.5. Liability of Agents .................................. 94
9.6. Indemnification ...................................... 95
9.7. Purchase Decision .................................... 95
9.8. Successor Agent ...................................... 95
9.9. Direction by Required Buyers ......................... 96

                              ARTICLE 10

                       CHANGE IN CIRCUMSTANCES

10.1. Change in Circumstances ............................. 96
10.2. Illegality .......................................... 97
10.3. Indemnity for Changes in Law ........................ 97
10.4. Taxes .............................................. 100

                              ARTICLE 11

                            MISCELLANEOUS

11.1. Notices ............................................ 104
11.2. No Waivers ......................................... 105
11.3. Expenses; Indemnification .......................... 105
11.4. Sharing of Set-Offs ................................ 108
11.5. Amendments and Waivers ............................. 108
11.6. Successors and Assigns ............................. 109
11.7. Confidentiality .................................... 112
11.8. Financial Accommodation ............................ 112
11.9. No Bankruptcy Petition Against BSF ................. 113
11.10. Limitation of Liability ........................... 113
11.11. Notices to Standard & Poor's ...................... 113
11.12. Governing Law; Submission to Jurisdiction ......... 113
11.13. Counterparts; Integration; Effectiveness .......... 114
11.14. Termination of Existing Credit Agreement........... 114
11.15. WAIVER OF JURY TRIAL............................... 115

                     PURCHASE AND SALE AGREEMENT

         PURCHASE AND SALE AGREEMENT, dated as of September 12, 1995, between BETHLEHEM STEEL CORPORATION, a Delaware corporation, as seller, and BETHLEHEM STEEL FUNDING, LLC, a Maryland limited liability company, as purchaser. RECITALS

         WHEREAS, in the ordinary course of its business the Seller generates trade receivables from the sale of goods and services; and

         WHEREAS, the Seller and BSF wish to set forth the terms pursuant to which receivables are to be sold by the Seller to BSF;

         NOW, THEREFORE, the parties hereto agree as follows:

                              ARTICLE I

                         CERTAIN DEFINITIONS
                         -------------------

         1.01 Certain Definitions.  Terms not defined in this
              -------------------
Agreement shall have the meanings set forth in the Receivables Purchase Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

         "Agreement" means this Purchase and Sale Agreement, as amended from time to time.

         "Bankruptcy Suspension Period" means, with respect to BSC, the period beginning on the day on which an involuntary case or other proceeding against BSC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of BSC or any substantial part of its property is commenced and ending on the day such proceeding is dismissed; provided that if such proceeding is not controverted within 10 days of commencement and dismissed within 60 days of commencement then such commencement shall become an Event of Bankruptcy (and the provisions of Section 8.2 of the Receivables Purchase Agreement shall apply) on the earlier of 11 days from the day of commencement (in the case of controversion) or 61 days from the day of commencement (in the case of dismissal).

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Seller in its consolidated financial statements if its consolidated financial statements were prepared as of such date.

         "Eligibility Criteria" means the requirements of paragraph
(a) of the definition of "Eligible Receivable" in the Receivables
Purchase Agreement.

         "Final Purchase Date" means the earliest of (i) the date specified by either party hereto, upon not less than 30 days' prior written notice to the other party hereto, as the last day on which Receivables are to be purchased hereunder, (ii) the Business Day on which Commitments terminate pursuant to Section 8.2 of the Receivables Purchase Agreement, and (iii) the Business day preceding the day on which any Bankruptcy Event occurs with respect to the Seller or BSF.

         "Purchase Price" means, with respect to a Receivable or Receivables, the price paid by BSF to the Seller in consideration of the sale of such Receivable or Receivables pursuant to Section 2.01(c) of this Agreement.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of September 12, 1995, among BSF, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., BSC, as Servicer, the financial institutions party thereto, as Buyers, Morgan Guaranty, as Administrative Agent, and J.P. Morgan Delaware, as Structuring and Collateral Agent, as amended from time to time.

         "Seller's 1994 Form 10-K" means the Seller's annual report on Form 10-K for 1994, as filed with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934.

         "Seller's Latest Form 10-Q" means the Seller's quarterly report on Form 10- Q for the quarter ended June 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                              ARTICLE II

                   PURCHASE AND SALE OF RECEIVABLES
                   --------------------------------

         2.01 Purchase and Sale.
              -----------------

         (a) General. Pursuant and subject to the terms and conditions hereof, the Seller hereby agrees to sell to BSF, and BSF hereby agrees to purchase from the Seller, all of the Seller's right, title and interest in, to and under (i) each and every Receivable outstanding as of the Closing Date and thereafter arising through the close of business on the Final Purchase Date, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto and (iv) all proceeds of the foregoing; provided that the Seller shall not sell to BSF, and BSF shall not purchase from the Seller, any Receivables (or any Related Security, Collections and proceeds with respect thereto) arising during a Bankruptcy Suspension Period; provided further that on the Closing Date the Seller may make a capital contribution of $380,000 in the form of Receivables to each of the Special Purpose Members.

         (b) Sale Without Recourse.  Subject only to the provisions of
             ---------------------
Section 2.02, the sale of Receivables by the Seller hereunder shall be without recourse.

         (c) Purchase Price.  In consideration of the sale of
             --------------
Receivables by the Seller to BSF pursuant to this Agreement, BSF shall pay to Seller, on the Closing Date and each Business Day thereafter, a Purchase Price for all Receivables first booked on such Business Day (or, in the case of the purchase on the Closing Date, all outstanding Receivables) in an amount equal to the outstanding face amount of all such Receivables which the Seller has certified meet the Eligibility Criteria, less adjustments for (i) an interest component, taking into account the maturity of such Receivables, (ii) an amount representing the historical losses on similar Receivables and (iii) an amount representing a servicing fee, such Purchase Price to be calculated in accordance with Appendix I hereto. The parties hereto represent that the Purchase Price so calculated constitutes and represents an arm's-length fair market value price for the Receivables sold. Receivables transferred from the Seller to BSF which do not meet the Eligibility Criteria on the date of transfer shall be deemed contributed to the capital of BSF. At the request of the Seller, BSF agrees to cause the Buyers to make Incremental Purchases pursuant to the Receivables Purchase Agreement which Purchase Price for such Incremental Purchase shall be payable in Dollars or the issuance of Letters of Credit as set forth below. The Purchase Price for each Receivable shall, be payable (x) to the extent of cash available to BSF, in Dollars (or in the case of the purchase of Receivables outstanding on the Closing Date, by crediting BSC with a capital contribution of $37,240,000 (which capital contribution may be in the form of Receivables)) or (y) to the extent cash is not so available, by a deemed advance under the BSC Note. In addition, at the request of the Seller, BSF agrees to procure the issuance of Letters of Credit pursuant to the Receivables Purchase Agreement, such Letters of Credit to be as specified by BSC. The amount of any drawing under any Letter of Credit shall be credited against the outstanding balance under the BSC Note, and the amount of Letter of Credit Fees paid under the Receivables Purchase Agreement shall be credited against interest accruing under the BSC Note.

         (d) True Sale.  The Seller and BSF intend the sales of the
             ---------
Receivables hereunder to be true sales of all of the Seller's right, title and interest in, to and under such Receivables, providing BSF with the full benefits of ownership of the same, and the Seller and BSF do not intend this transaction to be, or for any purpose to be characterized as, a loan secured by such Receivables. If despite such intention, a court characterizes the sale of Receivables to BSF hereunder as a loan rather than a true sale, then the Seller hereby grants to BSF a first priority perfected security interest in, to and under all of the Seller's right, title and interest in, to and under each and every Receivable outstanding on the Closing Date or arising on and after the Closing Date through the close of business on the Final Purchase Date, together with all Related Security with respect thereto, all Collections with respect thereto and all proceeds of the foregoing, for the purpose of securing the rights of BSF under this Agreement.

         2.02 Purchase Price Adjustment; Repurchase.
              -------------------------------------

         (a) The Seller hereby agrees that if (x) the Seller's representation and warranty made pursuant to Section 5.01 is incorrect when made at the time of the purchase of a Receivable, (and the provisions of subsection (c) below do not apply) or (y) a Receivable certified as meeting the

Eligibility Criteria on the date of purchase thereafter becomes evidenced in a form (such as a promissory note) as to which filing is not the appropriate method of perfection under the UCC, the Seller shall, within two Business Days of discovery by or notice to the Seller of such fact, make payment to BSF, or credit the Purchase Price otherwise payable by BSF hereunder on such day, in an amount equal to the then Outstanding Balance of such Receivable. Such Receivable shall not be reconveyed to the Seller but an amount equal to Collections subsequently received in respect thereof shall be paid over promptly to the Seller after receipt.

         (b) If on any day the Outstanding Balance of a Receivable certified as meeting the Eligibility Criteria on the date of purchase (and not subsequently the subject of an adjustment under subsection
(a) above) is reduced or canceled as a result of any Dilution Factor, the Seller shall, on such day (or, if such day is not a Business Day, the next succeeding Business Day), make payment to BSF, or credit the Purchase Price otherwise payable by BSF hereunder on such day, in the amount of such reduction or cancellation.

         (c) If at any time,(x) BSF does not (except due to circumstances described in clause (y) of subsection (a) above) have a perfected ownership interest in any Receivable certified as meeting the Eligibility Criteria on the date of purchase, free and clear of any Adverse Interest, or (y) in the event of a default under any Receivable with respect to which any statutory rights relating to such Receivable or the goods which gave rise to such Receivable may only be enforced by the Seller, as owner of such Receivable, then, in each case, the Seller shall purchase such Receivable from BSF for an amount equal to the aggregate then Outstanding Balance thereof within two Business Days of discovery by or notice to the Seller of such fact. With respect to all Receivables repurchased by the Seller, BSF shall, against receipt of the purchase price therefor, assign, without recourse, representation or warranty, to the Seller all of BSF's right, title and interest in and to such Receivables. BSF shall execute such documents and instruments of transfer and assignment prepared by the Seller and take such other actions as shall be reasonably requested by the Seller to effect the reconveyance of such Receivables. The Seller shall thereafter assure that Collections with respect to such Receivables shall not be commingled with the Collections on the Receivables continued to be owned by it.

                             ARTICLE III

                    ADMINISTRATION OF RECEIVABLES

         3.01 Administration of Receivables.
              -----------------------------

         (a) Consistent with BSF's ownership of the Receivables, BSF shall be responsible for servicing, administering and collecting the Receivables, and the Seller, as seller, shall have no obligation whatsoever in this regard; provided that nothing shall prevent BSF from engaging the services of any Person, including BSC, to service, administer and collect the Receivables as Servicer. The Seller hereby grants to BSF an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or desirable, as determined by BSF, to collect all amounts due under any Receivable, including, without limitation, endorsing the name of the Seller on checks and other instruments representing

Collections, enforcing such Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller would have been entitled.

         (b) Upon BSF's request, the Seller shall promptly deliver or make available to BSF all records relating to the Receivables, and, in either case, shall hold all such records in trust for BSF. The Seller will clearly indicate in its corporate records that Receivables are owned by BSF or otherwise mark its records relating to Receivables with a legend evidencing that BSF has purchased and owns such Receivables.

         (c) The Seller shall hold in trust for the benefit of the Buyers any Collections received directly by the Seller with respect to any Receivables and shall deposit such Collections in the Collection Account within two Business Days of the receipt thereof.

         3.02 Further Assurances.
              ------------------

         (a) The Seller shall, from time to time at its own expense, do and perform any and all acts and execute and deliver any and all instruments and documents (including, without limitation any amendment, supplement or continuation of any financing statements and continuation statements under the UCC, the execution of any instrument of transfer, the giving of notice of the sale of Receivables hereunder to any Obligor and the making of notations in the records) as may be necessary, or as may be reasonably requested by BSF, in order to perfect, protect or more fully evidence the purchase of Receivables by BSF pursuant to this Agreement and to protect the interests of BSF in the Receivables against all Persons whomsoever. To the fullest extent permitted by applicable law, BSF shall be permitted to sign and file financing and continuation statements with respect to the Receivables and amendments thereto without the Seller's execution thereof. In furtherance of the foregoing, the Seller hereby constitutes and appoints BSF its true and lawful attorney, with full power of substitution, in the name of the Seller, to execute and file financing and continuation statements.

         (b) The Seller shall not change its name, identity, corporate structure (within the meaning of Section 9-402(7) of the UCC) or relocate its chief executive office or any office where records are kept unless it shall have (i) given BSF at least 30 days' prior written notice thereof and (ii) delivered an opinion of counsel (which counsel and which opinion shall be satisfactory to BSF) to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the interest of BSF in the Receivables, for the period specified in such opinion, against all creditors of and purchasers from the Seller have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full. The Seller shall at all times maintain its chief executive office within the jurisdiction of the United States in which Article 9 of the Uniform Commercial Code (1972 or later revision) is in effect.

         (c) The Seller agrees that, subject to applicable laws, BSF shall have the right, if the Seller fails to do so, to do all such acts and things as it may deem necessary to protect the interests of BSF, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables and collection and enforcement of the Receivables, and that the Seller shall cooperate fully to give effect to the foregoing.

                              ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES

         4.01 Representations and Warranties of BSF.
              -------------------------------------

         BSF hereby makes the representations and warranties set forth in Sections 5.1 through 5.3 of the Receivables Purchase Agreement.

         4.02 Representations and Warranties of the Seller.
              --------------------------------------------

         The Seller hereby represents and warrants that:

         (a) Corporate Existence and Power.  The Seller is a
             -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Corporate and Governmental Authorization; No
             ----------------------------------------
Contravention. The execution, delivery and performance by the Seller of the Program Documents to which it is a party are within the corporate powers of the Seller, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by the Program Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any Lien on any asset of the Seller (except as contemplated by the Program Documents).

         (c) Binding Effect.  Each of the Program Documents to which
             --------------
the Seller is a party constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

         (d) Financial Information.  (i) The consolidated balance
             ---------------------
sheet of the Seller and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income and changes in financial position for the year then ended, reported on by Price Waterhouse LLP and set forth in the Seller's 1994 Form 10-K, a copy of which has been delivered to BSF and each of the Buyers, fairly present, in conformity with GAAP, the consolidated financial position of the Seller and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such year.

         (ii) The unaudited consolidated balance sheet of the Seller and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Seller's quarterly report for the fiscal quarter ended June 30, 1995 as filed with the Securities and Exchange Commission on the Seller's Latest Form 10-Q, a copy of which has been delivered to BSF and each of the Buyers, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (i) of this subsection (d) (except that the notes to such quarterly financial statements are abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements), the consolidated financial position of the Seller and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

         (iii) Since June 30, 1995, there has been no material adverse change in the business or financial position of the Seller and its Consolidated Subsidiaries, considered as a whole, or in its ability to perform its obligations under the Program Documents.

         (e) Litigation.  There is no action, suit or proceeding
             ----------
pending against, or to the knowledge of the Seller threatened against or affecting, the Seller or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (i) which could materially adversely affect the ability of the Seller to perform its obligations under the Program Documents or (ii) which would in any material respect draw into question the validity of the Program Documents or the collectibility of the Receivables.

         (f) Environmental Compliance.  (i) Except as disclosed on
             ------------------------
Schedule 4.02(f),

              (1) the Seller and its Subsidiaries have obtained, or made timely application for, all permits, certificates, licenses, approvals, registrations and other authorizations (collectively "Permits") which are required under all applicable Environmental Laws and are necessary for their operations and are in compliance with the terms and conditions of all such Permits, except where the failure to obtain such Permits or to comply with their terms would not have, individually or in the aggregate, a material adverse effect on the Seller and its Consolidated Subsidiaries, considered as a whole;

              (2) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Seller's knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by the Seller or any of its Subsidiaries of any Environmental Law,
         (B) alleged failure by the Seller or any of its Subsidiaries to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (C) Regulated Activity or (D) Release of Hazardous Substances, except where such event or events would not have, individually or in the aggregate, a material adverse effect on the Seller and its Consolidated Subsidiaries, considered as a whole;

              (3) to the knowledge of the Seller, all oral or written notifications of a Release of a Hazardous Substance required to be filed under any applicable Environmental Law have been filed or are in the process of being filed by or on behalf of the Seller or any of its Subsidiaries;

              (4) no property now owned or coal mining operation or steel facility which is now leased by the Seller or any of its Subsidiaries and, to the knowledge of the Seller, no such property previously owned or leased or any property to which the Seller or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the Seller's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of the Seller, other investigations which may lead to claims against the Seller or any of its Subsidiaries for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA, except where such listings or investigations would not have, individually or in the aggregate, a material adverse effect on the Seller and its Consolidated Subsidiaries, considered as a whole; and

              (5) there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by the Seller or any of its Subsidiaries, and no government actions have been taken or, to the knowledge of the Seller, are in process which could subject any of such properties or assets to such Liens.

              (ii) For purposes of this Section, the terms "Seller" and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Seller or any Subsidiary of the Seller.

         (g) Compliance with ERISA.  Each member of the ERISA Group
             ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, and has not incurred any liability under Title IV of ERISA (i) to the PBGC other than a liability to the PBGC for premiums under
Section 4007 of ERISA or (ii) in respect of a Multiemployer Plan which has not been discharged in full when due.

         (h) Taxes.  United States Federal income tax returns of the
             -----
Seller and the members of its "affiliated group" (as such term is defined in Section 1504(a) of the Internal Revenue Code) have been examined through the taxable year ended December 31, 1987 and are closed through the taxable year ended December 31, 1986. The Sellers and the members of its "affiliated group" (as so defined) have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes stated to be due in such returns or pursuant to any assessment received by them, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes or other similar governmental charges, additions to taxes and any penalties and interest thereon are in the opinion of the Seller, adequately reserved for in accordance with GAAP.

         (i) Investment Company Act.  It is not an "investment
             ----------------------
company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Perfection Information.  As of the Closing Date:  (i) the
             ----------------------
information set forth regarding the Seller in the Perfection
Certificate attached as Exhibit M to the Receivables Purchase
Agreement is true and correct, and (ii) no Receivables arise from the sale of goods by any Subsidiary or other Affiliate of the Seller or any other Person other than the Seller.

         (k) Receivables Information.  All information, including the
             -----------------------
Receivables Information Memorandum, furnished by the Seller or the Servicer (to the extent that the Servicer, if not the

Seller, is an Affiliate of the Seller) to the Agents or any Buyer for purposes of or in connection with this Agreement or any of the other Program Documents or any transaction contemplated hereby is, taken as whole and in light of the circumstances under which such information is furnished, true and accurate in all material respects on the date as of which such information is stated or certified. It is understood that the foregoing is limited to the extent that (i) information relating to the steel industry generally is to the best of the Seller's knowledge, (ii) projections have been made in good faith by the management of the Seller and in the view of the Seller's management are reasonable in light of all information known to management as of the Closing Date, and (iii) no representation or warranty is made as to whether the projected results will be realized.

         (l) Margin Regulations.  None of the funds provided by BSF
             ------------------
hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         (m) Solvency.  The Seller is not insolvent and will not be
             --------
insolvent following the consummation of the transactions contemplated by this Agreement. BSF will have given reasonably equivalent and fair value to the Seller in consideration for the transfer to BSF of each Receivable, and such transfer will not have been made for or on account of an antecedent debt owed by the Seller to BSF.

         (n) Location.  The principal place of business and chief
             --------
executive office of the Seller are located at its address set forth in the Perfection Certificate attached as Exhibit M to the Receivables Purchase Agreement or at such other address as changed in accordance with Section 3.02(b).

                              ARTICLE V

                        CONDITIONS TO PURCHASE
                        ----------------------

         5.01 Conditions to BSF's Obligation to Purchase.

         The obligation of BSF to purchase Receivables on any date pursuant to Section 2.01 is subject to the condition that the Seller shall have certified to BSF the Outstanding Balance of all Receivables to be purchased on such date which meet the Eligibility Criteria on and as of such date (such certificate to constitute a representation and warranty by the Seller to such effect).

                              ARTICLE VI

                       COVENANTS OF THE SELLER
                       -----------------------

         The Seller covenants that:

         6.01 General Information.  Promptly upon becoming aware
              -------------------
thereof, the Seller shall give BSF notice of any event or condition which could reasonably be expected to have a material adverse effect on the collectibility of a material amount of the Receivables or the ability of the Servicer to service such Receivables or the ability of the Seller to perform its obligations under the Program Documents. In order to verify compliance with this Section and otherwise verify compliance with this Agreement, the Seller shall furnish the following to BSF:

              (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, consolidated balance sheets of the Seller and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Seller's fiscal year ended at the end of such quarter and changes in financial position for the portion of the Seller's fiscal year ended at the end of such quarter, setting forth in each case, in comparative form the figures for the corresponding quarter and the corresponding portion of the Seller's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency (except for the notes to such quarterly statements, which may be abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements) by the Chief Financial Officer, the Treasurer or the Controller of the Seller (the Seller being permitted to satisfy the requirements of this clause (a) by delivery of its quarterly report on Form 10-Q (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

              (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Seller, consolidated balance sheets of the Seller and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse LLP or other independent public accountants of nationally recognized standing (the Seller being permitted to satisfy the requirements of this clause (b) by delivery of its annual report on Form 10-K (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

              (c) together with the financial statements required in clauses (a) and (b) above, a certificate of its Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller stating that, as of the date of the relevant financial statements, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

              (d) as soon as possible, and in any event within five Business Days of its knowledge thereof, notice of any litigation or proceeding against it which may exist at any time which, in its reasonable judgment, could have a material adverse effect on the collectibility of the Receivables or its ability to perform its obligations under Program Documents;

              (e) promptly upon any officer of the Seller becoming aware of any occurrence which such officer knows to constitute a Termination Event or Potential Termination Event, a certificate of the Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller setting forth the details thereof and the action which the Seller is taking or proposes to take with respect thereto;

              (f) not later than one Business Day after receiving notice thereof, notice of any reduction, suspension or withdrawal of the rating assigned by S&P to the Buyers'
         Certificates;

              (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice under Section 4063(a) of ERISA of withdrawal from any Plan described in Section 4063 of ERISA, a copy of such notice; (vii) fails to make any payment or contribution to any Plan which results in the imposition of a Lien, notice of such failure; or (viii) makes any amendment to any Plan which requires posting a bond or other security under Section 307 of ERISA, a copy of the notice required under Section 307(e) of ERISA; and

              (h) promptly upon the occurrence of an Automatic Release Termination (as such term is defined in the Inventory
         Security Agreement) pursuant to Section 5(C) of the Inventory Security Agreement, notice thereof.

         6.02 Information Regarding the Receivables.  The Seller shall
              -------------------------------------
furnish to BSF such information with respect to the Receivables as BSF may request.

         6.03 Books and Records.  The Seller will keep proper books of
              -----------------
record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

         6.04 Accounting Treatment.  For accounting purposes, the
              --------------------
Seller shall treat each purchase made hereunder as a sale of the Receivables subject thereto.

         6.05 Disclosure.  The Seller agrees that it shall make clear
              ----------
disclosure in its financial statements (or in the footnotes thereto) that it has sold the Receivables to BSF.

         6.06 Compliance with Laws.  The Seller shall comply in all
              --------------------
material respects with all laws applicable to it except (A) where the failure so to comply would not reasonably be expected to have a material adverse effect on (i) the interests of BSF hereunder or the Buyers under the Receivables Purchase Agreement or (ii) its ability to perform its obligations under the Program Documents or (B) where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         6.07 No Adverse Interests.  The Seller will not cause or
              --------------------
permit any of the Receivables, or any Related Security, any Collections thereon or any proceeds of the foregoing or any Lockbox or Lockbox Account or the Collection Account to be sold, pledged, assigned or transferred or to be subject to an Adverse Interest.

         6.08 No Modification of Receivables.  The Seller shall not do
              ------------------------------
anything to modify the terms of any Receivable, except in accordance with the Credit and Collection Policy, if such modification would materially adversely affect BSF or cause a Termination Event, or otherwise impair the rights of BSF hereunder or the Buyers under the Receivables Purchase Agreement; provided that (i) the Seller may grant, or permit to be granted, to the Obligor under any Receivable, any Dilution Factor which the Seller in good faith believes is justified, subject to the provisions of Section 3.9(c) of the Receivables Purchase Agreement and Section 2.02 hereunder, and (ii) the Seller may take or permit to be taken such action to collect Receivables as it may deem advisable, including resale of any repossessed, returned or rejected goods and rescheduling through extension or otherwise of payments due under any Receivable so long as such action is consistent with the Servicer's historical collection practices as modified from time to time in accordance with Section 6.09.

         6.09 No Change in Business or Policy.  The Seller shall not
              -------------------------------
change the fundamental nature of its business or the Credit and Collection Policy in a manner that would materially adversely affect BSF or materially impair the collectibility of any Receivables (it being understood that the Seller may amend the Credit and Collection Policy as long as such amendment does not materially adversely affect BSF or materially impair the collectibility of the Receivables).

         6.10 Preservation of Corporate Existence.  Except as
              -----------------------------------
permitted pursuant to Section 6.11 hereof, the Seller shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of BSF hereunder or (ii) its ability to perform its obligations under the Program Documents.

         6.11 No Mergers.  The Seller will not (i) consolidate or
              ----------
merge with or into any other corporation or (ii) except as permitted by Section 5.7 of the Inventory Credit Agreement, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets; provided that the Seller may merge with another corporation if (x) such corporation is not a Special Purpose Member and none of the capital stock of such corporation is owned by BSF, (y) the Seller is the surviving corporation in such merger and (z) after giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

         6.12 Lockbox Accounts.  The Seller agrees that it shall
              ----------------
direct Obligors with respect to the Receivables to cause all Collections to be either (i) mailed directly to a Lockbox with a Qualified Bank which has entered into a Lockbox Agreement governing such Lockbox and the related Lockbox Account (which shall be a separate and segregated account) pursuant to the

Receivables Purchase Agreement or (ii) electronically transferred to a Lockbox Account or the Collection Account.

         6.13 Payment of Taxes.  The Seller will promptly pay and
              ----------------
discharge all Federal and state taxes, assessments and governmental charges or levies imposed upon it or upon its income or profit or upon any property belonging to it, unless such tax, assessment, charge or levy shall not at the time be due and payable or can be paid thereafter without penalty, or if the amount, applicability or validity thereof shall be currently contested in good faith by appropriate proceedings and adequate reserves with respect to such tax, assessment, charge or levy shall have been established in accordance with GAAP.

         6.14 Covenants of BSF.  The Seller agrees, as relevant, that
              ----------------
it shall comply with, and to cause BSF to comply with, Section 3.3 of the Receivables Purchase Agreement.

                             ARTICLE VII

                            MISCELLANEOUS
                            -------------
         7.01 Indemnity.
              ---------

         (a) The Seller agrees to indemnify, defend and save harmless BSF and its directors, officers, employees and agents (each an "indemnitee"), other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses and expenses of settlement, litigation or preparation therefor) which such indemnitee may incur or which may be asserted against such indemnitee by any Person (including, without limitation, any Obligor) arising from or incurred in connection with:

              (i) any breach of a representation, warranty or covenant by the Seller made or deemed made hereunder or in connection herewith or the transactions contemplated hereby,

              (ii) any action taken or, if the Seller is otherwise obligated to take action, failed to be taken, by the Seller with respect to the Receivables or any of its obligations hereunder, including, without limitation, the Seller's failure to comply with an applicable law or regulation,

              (iii) any failure attributable to the Seller to vest and maintain vested in BSF an ownership interest in the Receivables, free and clear of all Adverse Interests,

              (iv) any products liability claim arising out of or relating to the Receivables or the related Contracts,

              (v) any failure to pay when due any taxes required to be paid by the Seller or BSF, including without limitation any income tax, sales tax, excise tax or other tax or charge payable in connection with the Receivables and their creation or satisfaction,

              (vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order (including any such suit, action, claim or proceeding alleging a violation of any Federal or state securities laws, on tort, on contract or otherwise) before any court, arbitral panel, or other tribunal which arises out of or relates to the Receivables or related contracts, or the use of the proceeds of the sale of the Receivables pursuant hereto,

              (vii) any Environmental Liabilities, or

              (viii) any amount required to be paid by BSF pursuant to
         Section 2.4 of the Receivables Purchase Agreement or any indemnity required to be paid by BSF pursuant to Section 10.3, 10.4 and 11.3 of the Receivables Purchase Agreement.
         It is expressly agreed and understood by the parties hereto that such indemnification is not intended to constitute a guarantee of the collectibility or payment of the Receivables purchased hereunder.

         7.02 Amendment and Waiver.
              --------------------

         Subject to Section 7.09, this Agreement may be amended, or the provisions hereof waived, from time to time by a written amendment or waiver duly executed and delivered by the Seller and BSF.

         7.03 No Implied Waivers; Cumulative Remedies.
              ---------------------------------------

         No course of dealing and no delay or failure of BSF in exercising any right, power or privilege under the Program Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of BSF under the Program Documents are cumulative and not exclusive of any rights or remedies which BSF would otherwise have.

         7.04 Notices.
              -------

         All communications and notices pursuant hereto to either party shall be given in accordance with Section 11.1 of the Receivables Purchase Agreement.

         7.05 Costs and Expenses.
              ------------------

         The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of BSF in connection with the perfection as against third parties of BSF's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

         7.06 Survival.
              --------

         This Agreement shall continue in full force and effect so long as any Receivables remain outstanding; provided that Section 7.01 shall survive termination of this Agreement.

         7.07 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

         7.08 No Bankruptcy Petition.
              ----------------------

         The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the Final Payment Date, it will not institute against, or join any other Person in instituting against, BSF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State of the United States.

         7.09 Assignment.
              ----------

         (a) The Seller acknowledges that BSF will, pursuant to the Receivables Purchase Agreement, convey an ownership interest in the Receivables to the Buyers and assign all of its rights and remedies under this Agreement to the Collateral Agent as security for its obligations under the Receivables Purchase Agreement, and that, without limiting the generality of the foregoing, the representations and warranties contained in this Agreement and the rights of BSF under
Section 2.02 hereof and the indemnification provisions of Section 7.01 hereof are intended to benefit the Agents, the L/C Issuing Banks and the Buyers. The Seller hereby consents to such conveyances and such assignment and to the terms of the Receivables Purchase Agreement and further acknowledges that pursuant to the Receivables Purchase Agreement the consent of the Required Buyers and reaffirmation by S&P of the rating then assigned to the Buyers' Certificates is required in respect of amendments hereof and waivers by BSF of its rights hereunder.

         (b) The Seller shall not assign any of its rights or obligations hereunder.

         7.10 Governing Law.
              -------------

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Seller and BSF each hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Seller and BSF each waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         7.11 Counterparts.  This Agreement may be executed in any
              ------------
number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                         BETHLEHEM STEEL CORPORATION


                         By____________________________
                           Name:
                           Title:



                         BETHLEHEM STEEL FUNDING, LLC


                         By__________________________
                           Name:
                           Title:

                                                SCHEDULE 4.02(f)

                        ENVIRONMENTAL MATTERS
                        ---------------------
                                 None

                                                APPENDIX I

                  NET PURCHASE PRICE OF RECEIVABLES
                  ---------------------------------

For each Business Day

A. Face amount of new Receivables meeting the

         Eligibility Criteria                    0.00

B. A X Average Loss to Liquidation Ratio for

         the last 12 months X 1.25               0.00

C. A - B                                         0.00

D. C X Yield Rate X 3 month average Days
   -------------------------------------
         Sales Outstanding X 1.25
         ------------------------

360 (1)                                          0.00

E. C - D                                         0.00

F. C X 1.5% X Days Sales Outstanding X 1.10
       ------------------------------------

360                                              0.00

G. E - F [Purchase Price of New Receivables]     0.00

H. Less - credits under Section 2.02 of PSA      0.00

-------------

(1) Yield Rate = LIBOR (one month), as it appears in Bloomberg at
11:00 A.M. (New York City time) on the prior Business Day, plus the Prime Rate, as printed in the Wall Street Journal on such Business Day, divided by 2.

I. G - H [Net Purchase Price of New Receivables] 0.00

                                                  APPENDIX II

                       DAILY RECONCILIATION OF

                      INTERCOMPANY TRANSACTIONS
                      -------------------------


A. Net Purchase Price of New Receivables              0.00

B. Collections available for reinvestment             0.00

C. Proceeds of new dollar funding                     0.00

D. Lesser of A and (B + C) paid to BSC                0.00

E. If A less than (B + C), the
   difference to be:

                               - held at BSF          0.00

                               - paid on BSC          0.00
                                 note

                               - paid as a            0.00
                                 distribution


F. If (B + C) less than A, the
   difference drawn on BSC note                       0.00

                                                     EXHIBIT J

                          [Form of BSC Note]

                           PROMISSORY NOTE

         [$___________] New York, New York

                                            September 12, 1995

         For value received, Bethlehem Steel Funding, LLC, a Maryland limited liability company ("BSF"), promises to pay (but only on a subordinated basis as hereinafter described), to Bethlehem Steel Corporation, a Delaware corporation (including permitted successors, "BSC"), the principal sum of [$___________] (the "Maximum Amount"), or such lesser amount as indicated on the schedule attached hereto, on the date which is 366 days following the Final Payment Date (as defined in the Receivables Purchase Agreement referred to below). The principal amount of this Note is not subject to acceleration but may be prepaid (subject to the Subordination Provisions set forth below) in whole or in part at any time or from time to time, whether before, on or after the Final Payment Date. Capitalized terms used herein without definition shall have the meanings set forth in the Receivables Purchase Agreement (as the same may from time to time be amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), dated as of September 12, 1995, among BSF, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., BSC, as Servicer, the financial institutions listed on the signature pages thereof, as Buyers, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent.

         BSF further promises to pay interest on the unpaid principal hereof from time to time outstanding (subject to the Subordination Provisions set forth below) from the dates specified in the schedule attached hereto, said interest to be payable on each Settlement Date and at maturity, until such principal shall have been paid in full, at a fluctuating rate per annum equal to the Prime Rate of Morgan Guaranty Trust Company of New York.

         BSC agrees that it shall not sell, transfer, assign, negotiate or pledge this Note (or any of its rights hereunder) except as provided in the Inventory Security Agreement.

         BSC is hereby irrevocably authorized to endorse on the schedule attached hereto an appropriate notation evidencing the date and amount of each advance of principal hereunder and of each payment of principal with respect thereto; provided that the failure to make any such endorsement shall not affect the obligations of BSF to make a payment when due of any amount owing hereunder. Subject to the other provisions of this Note

(including the Subordination Provisions set forth below), during the period prior to the Final Payment Date, BSF may borrow, repay and reborrow up to the Maximum Amount.

                       SUBORDINATION PROVISIONS
                       ------------------------

         1. BSF, for itself and its successors, agrees, and BSC and each holder of this Note by its acceptance hereof agrees that the rights of the holder of this Note are hereby expressly subordinated as a claim against BSF or any of its assets, whether such claim be (a) in the ordinary course of business, (b) in the event of any distribution of the assets of BSF upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving BSF or other adjustment of BSF's liabilities or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of BSF or (c) otherwise, to the prior claims and rights of the Agents, the L/C Issuing Banks and the Buyers against BSF, including the right to receive payment in full of all Aggregate Unpaids due the Agents, the L/C Issuing Banks and the Buyers (including Yield accruing after the commencement of any proceedings, whether or not allowed or allowable as a claim in such proceedings) prior to the payment of any amounts due to the holder of this Note, and that these Subordination Provisions are for the benefit of the Agents, the L/C Issuing Banks and the Buyers; provided that notwithstanding the foregoing, the principal of and interest on this Note may be paid from amounts distributed to BSF from time to time pursuant to Sections 3.7 and 3.8 of the Receivables Purchase Agreement (and, prior to the Final Payment Date, from only such amounts and only if no Termination Event and no Potential Termination Event has occurred and is then continuing).

         2. If any payment or distribution of any assets of BSF of any kind or character shall be received by set-off or otherwise by the holder of this Note (other than from amounts distributed to BSF from time to time pursuant to Sections 3.7 and 3.8 of the Receivables Purchase Agreement), such payment or distribution and the amount of any such set-off shall be held in trust for and paid over to the Collateral Agent on behalf of and for the benefit of the Agents, the L/C Issuing Banks and the Buyers.

         3. The holder of this Note shall not be entitled to enforce any right or receive any payment arising out of any right of subrogation which it may have or be entitled to, by operation of law or otherwise, as a result of payments or forbearance by such holder hereunder or pursuant hereto, unless and until all amounts payable to the Agents, the L/C Issuing Banks and the Buyers shall have paid in full. BSC hereby covenants and agrees that, prior to the date which is one year and one day after the Final Payment Date, it will not institute against, or join any other Person in instituting against, BSF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State of the United States.

         4. This Note shall be amended or modified only in accordance with the Receivables Purchase Agreement.

                  * * * * * * * * * * * * * * * * *

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, BSF has caused this Note to be duly executed on the date first above written.

                        BETHLEHEM STEEL FUNDING, LLC


                        By_______________________________
                          Name:
                          Title:

                        BETHLEHEM STEEL CORPORATION


                        By: ______________________
                            Name:
                            Title:

                                               Schedule I to

                                             Promissory Note

                     SUBORDINATED PROMISSORY NOTE

                  ADVANCES AND PAYMENTS OF PRINCIPAL

                           Amount
               Amount        of
                 of       Principal   Notation
Date          Advance      Repaid     Made By
----          -------     ---------   --------

                                              EXHIBIT K-1


                     BETHLEHEM STEEL FUNDING, LLC


                       ARTICLES OF ORGANIZATION
                       ------------------------

         BETHLEHEM STEEL FUNDING, LLC (the "LLC") hereby certifies:

         1.  Recital.  The members of the LLC have designated Neal D.
             -------
Borden as an "authorized person" as that term is defined in Section 4A-101 (C) of the Corporations and Associations Article of the Maryland General Corporation Law, for purposes of executing and filing these Articles of Organization, and any other documents or certificates that may be required to be filed on behalf of the LLC with the State Department of Assessments and Taxation of Maryland from time to time.

         2.  Name.  The name of the LLC is:
             ----

         BETHLEHEM STEEL FUNDING, LLC

         3.  Purpose.  The purpose of the LLC is to engage exclusively
             -------
in the purchase of receivables originated in connection with the sale of goods or the provision of services by Bethlehem Steel Corporation, and the financing of such purchases pursuant to the Receivables Purchase Agreement among the LLC, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethlehem Steel Corporation, as Servicer, the financial institutions from time to time party thereto as Buyers, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent, as the same may from time to time be amended or extended (capitalized terms used in this Article having the meanings given thereto in such Receivables Purchase Agreement) and the related documents contemplated thereby, and the taking of any and all actions and the doing of any and all things necessary or appropriate to accomplish the foregoing. The LLC may not incur any Debt other than pursuant to or as contemplated by the aforesaid Receivables Purchase Agreement unless (x) such Debt is rated the same by Standard & Poor*s Ratings Group or its successors (hereinafter referred to as "S&P") as the Buyers' Certificates, or (y) is fully subordinated to the Buyers' Certificates; is nonrecourse other than with respect to proceeds in excess of the proceeds necessary to pay the Buyers' Certificates ("excess proceeds"); and does not constitute a claim against the LLC to the extent that excess proceeds are insufficient to pay such Debt or (z) such incurrence will not result in a reduction of the then existing rating by S&P of the Buyers' Certificates.

         4.  Principal Office and Resident Agent.  The address of the
             -----------------------------------
principal office of the LLC is 5111 North Point Boulevard, Sparrows Point, Maryland 21219-1014. The name and address of the resident agent of the LLC is Corporation Trust, Inc., First Maryland Building, 32 South Street, Baltimore, Maryland 21202.

         5.  Dissolution.  The latest date upon which the LLC is to
             -----------
dissolve is December 29, 2005.

         6.  Bankruptcy.  The LLC shall not, without the affirmative
             ----------
vote of all of its members, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the LLC or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any other action in furtherance of any such action.

         7.  Interests of Creditors.  Members of the LLC shall take
             ----------------------
into account the interests of the creditors of the LLC, as well as the interests of the LLC (notwithstanding the fact that the LLC is not then insolvent), when acting on any matter subject to the vote of the members.

         8.  Amendments.  The LLC reserves the right to amend these
             ----------
Articles of Organization in any manner permitted by the Maryland General Corporation Law and all rights and powers conferred herein on members, if any, are subject to this reserved power; provided that the LLC shall not, without the prior written reaffirmation by S&P of the rating then assigned to the Buyers* Certificates, amend, alter, change or repeal Articles 3, 5, 6, 7 or this Article 8 of these Articles of Organization.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 12th day of September, 1995.

                               ________________________________
                                      Neal D. Borden

                                                  EXHIBIT K-2

                     BETHLEHEM STEEL FUNDING, LLC

                         OPERATING AGREEMENT

         This Operating Agreement (this "Agreement") is entered into this 12th day of September, 1995 by and among Bethlehem Steel
Corporation, of Bethlehem, Pennsylvania; Bethlehem Steel Credit
Affiliate One, Inc., of Sparrows Point, Maryland; and Bethlehem Steel Credit Affiliate Two, Inc., of Sparrows Point, Maryland.

         Explanatory Statement
         ---------------------

         The parties have agreed to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in, this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

         SECTION I

         Defined Terms
         -------------

         The following capitalized terms shall have the meanings specified in this Section I (any capitalized terms not defined herein shall have the meanings given thereto in the Rated Receivables
Purchase Facility, as defined hereinbelow): "Act" means the Maryland Limited Liability Company Act, as amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Interest Holder, the deficit balance, if any, in the Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

         (i) the deficit shall be decreased by the amounts which the Interest Holder is deemed obligated to restore pursuant to Regulation
Section 1.704-1(b)(2)(ii)(c); and

         (ii) the deficit shall be increased by the items described in Regulation Section 1.704-1(b)(2)(ii)-(d)(4), (5), and (6).

         "Adjusted Capital Balance" means, with respect to any Member, the Member's total Capital Contribution then paid to the Company less all amounts actually distributed to such Member pursuant to Section 4.2.3, provided that the Adjusted Capital Balance of any Member shall not be less than zero. If a Member transfers all or any portion of his Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent it relates to the Interest transferred.

         "Affiliate" means any entity other than the Company (i) which owns beneficially, directly or indirectly, more than 50 percent of the total of the Capital Accounts of the Company or which is otherwise in control of the Company, (ii) of which more than 50 percent of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by any entity described in clause (i) above; provided that for the purposes of this definition the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

         "Agent" means an officer, director, employee or agent of a Member.

         "Agreement" means this Agreement, as amended from time to time.

         "Capital Account" means the account maintained by the Company for each Interest Holder in accordance with the following provisions:

         (i) an Interest Holder's Capital Account shall be credited with the Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company property distributed to the Interest Holder), the Interest Holder's distributive share of Profit and any item in the nature of income or gain specially allocated to such Interest Holder pursuant to the provisions of Section IV (other than Section 4.3.3); and

         (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder, the amount of any liabilities of the Interest Holder assumed by the Company (or which are secured by property contributed by the Interest Holder to the Company), the Interest Holder's distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Interest Holder pursuant to the provisions of Section IV (other than Section 4.3.3). If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. If the book value of Company property is adjusted pursuant to Section 4.3.3, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

         "Capital Contribution" means the total amount of cash and the fair market value of other assets contributed (or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

         "Capital Proceeds" means the net amount of cash received by the Company from a Capital Transaction after payment of all expenses associated with the Capital Transaction.

         "Capital Transaction" means any transaction not in the ordinary course of business which results in the Company's receipt of cash or other consideration other than Capital Contributions, including without limitation, proceeds of sales or exchanges or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

         "Cash Flow" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Members. Cash Flow shall not include Capital Proceeds but shall be increased by the reduction of any reserves previously established.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

         "Company" means the limited liability company organized in accordance with this Agreement.

         "Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

         "Interest Holder" means any Person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member.

         "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the events set forth in Act Sections
4A-606(3) through (9).

         "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

         "Member Loan Nonrecourse Deductions" means any Company deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Member within the meaning of Regulation Section 1.704-2(i).

         "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and
(iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

         "Minimum Gain" has the meaning set forth in Regulation
Section 1.704-2(d). Minimum Gain shall be computed separately for each Interest Holder in a manner consistent with the Regulations under Code Section 704(b).

         "Negative Capital Account" means a Capital Account with a balance of less than zero.

         "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704- 2(b)(1). The amount of Nonrecourse
Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Regulation Section
1.704-2(c).

         "Nonrecourse Liability" means any liability of the Company with respect to which no Member has personal liability determined in accordance with Code Section 752 and the Regulations promulgated thereunder.

         "Percentage" means, as to a Member, the percentage set forth after the Member's name on Exhibit A, as amended from time to time, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by such Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest.

         "Person" means and includes a corporation, partnership, association, limited liability company, trust, or other entity.

         "Positive Capital Account" means a Capital Account with a balance greater than zero.

         "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit and Loss must be computed) the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

         (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

         (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

         (iii) any expenditures of the Company described in Code
Section 705(a)(2)(B) (or treated as such pursuant to Regulation
Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

         (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

         (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

         (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

         "Rated Receivables Purchase Facility" and "Facility" means the receivables facility established pursuant to the Receivables Purchase Agreement dated as of September 12, 1995, among the Company, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethlehem Steel Corporation, as Servicer, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, and J.P.Morgan Delaware, as Structuring and Collateral Agent, and such other agreements, documents and instruments contemplated by the Receivables Purchase Agreement.

         "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

         "SDAT" means the State Department of Assessments and Taxation of Maryland.

         "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

         "Voluntary Withdrawal" means a Member's dissociation with the Company by means other than a Transfer or an Involuntary Withdrawal.

         SECTION II

         Formation and Name; Office; Purpose; Term
         -----------------------------------------

         2.1 Organization.  The parties hereby organize a limited
             ------------
liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused Articles of Organization to be prepared, executed and filed with SDAT on September 12, 1995.

         2.2 Name of the Company.  The name of the Company shall be
             -------------------
"BETHLEHEM STEEL FUNDING, LLC." The Company may do business under that name and under any other name or names upon which the Members agree. If the Company does business under a name other than that set forth in its Articles of Organization, the Company shall file a trade name certificate as required by law.

         2.3 Purpose.  The purpose of the Company is to engage
             -------
exclusively in the purchase of receivables originated in connection with the sale of goods or the provision of services by Bethlehem Steel Corporation, and the financing of such purchases pursuant to the Rated Receivables Purchase Facility, as the same may from time to time be amended or extended, and the related documents contemplated thereby, and the taking of any and all actions and the doing of any and all things necessary or appropriate to accomplish the foregoing. The Company may not incur any Debt other than pursuant to or as contemplated by the aforesaid Facility unless (x) such Debt is rated the same by S&P as the Buyers' Certificates, or (y) is fully subordinated to the Buyers' Certificates; is nonrecourse other than with respect to proceeds in excess of the proceeds necessary to pay the Buyers' Certificates ("excess proceeds"); and does not constitute a claim against the LLC to the extent that excess proceeds are insufficient to pay such Debt or (z) such incurrence will not result in a reduction of the then existing rating by S&P of the Buyers' Certificates.

         2.4 Separateness Covenants.
             ----------------------

         2.4.1.  Office.  The Company shall maintain its principal
                 ------
executive office separate from that of any Affiliate other than Bethlehem Steel Credit Affiliate One, Inc. and Bethlehem Steel Credit Affiliate Two, Inc. and shall conspicuously identify such office as its office.

         2.4.2.  Financial Statements.  The Company shall maintain its
                 --------------------
financial statements, accounting records and other documents separate from those of any Affiliate or any other entity. The Company shall prepare unaudited quarterly and audited annual financial statements, and the Company's financial statements shall comply with GAAP. The Company shall maintain its own bank accounts, payroll and correct, complete and separate books of account. The Company shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided that such accountants may also serve as accountants of any Affiliate.

         2.4.3.  Separate Identity.  The Company shall at all times
                 -----------------
hold itself out to the public (including any Affiliate's creditors) under the Company's own name and as a separate and distinct entity. Communications on behalf of the Company shall be made in its own name, and the Company shall maintain its own separate telephone number and stationery and other business forms.

         2.4.4.  Formalities.  All customary formalities regarding the
                 -----------
proper existence of the Company, including holding meetings of or obtaining the consent of its Members, as appropriate, and maintaining current and accurate minute books, shall be observed.

         2.4.5.  Separate Action.  Except for servicing activities to
                 ---------------
be performed with respect to the receivables owned by the Company (which may be performed by Bethlehem Steel Corporation (or a subsidiary thereof)), the Company shall act solely in its own name and through its own duly authorized officers and agents. Except for servicing activities to be performed by Bethlehem Steel Corporation (or a subsidiary thereof) with respect to the receivables owned by the Company, no Affiliate shall act as an agent of the Company (provided that an employee, officer or director of an Affiliate may also serve as an employee, officer or director of the Company). Investments shall be made directly by the Company or on its behalf by brokers or agents engaged and paid by the Company or its agents.

         2.4.6.  Affiliate Transactions.  All business transactions
                 ----------------------
entered into by the Company with any Affiliate shall be on terms and conditions that are not more or less favorable to the Company than terms and conditions available at the time to the Company for comparable transactions with unaffiliated persons and must be approved by all of the Members. The Company shall not guarantee or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities or obligations of any Affiliate, other than the endorsement of checks for collection or deposit in the ordinary course of business.

         2.4.7.  Liabilities.  The Company shall pay its own
                 -----------
liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets.

         2.4.8.  Segregation of Assets.  Assets of the Company shall
                 ---------------------
be separately identified, maintained and segregated. Except as otherwise provided in the Program Documents, the Company's funds shall not be commingled with those of any other corporate or natural person. The Company's assets shall at all times be held by or on behalf of the Company and, if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. Except for servicing activities to be performed by Bethlehem Steel Corporation (or a subsidiary thereof) with respect.

to the receivables owned by the Company, in no event shall any of the Company's assets be held on its behalf by any Affiliate.

              2.4.9.  Investment Company Status.  The Company shall
                      -------------------------
not take any action if, as a result of such action, the Company would be required to register as an investment company under the Investment Company Act of 1940, as amended.

         2.5 Term.  The term of the Company began upon the acceptance
             ----
of the Articles of Organization by SDAT and shall continue in existence until December 29, 2005, unless its existence is sooner terminated pursuant to Section VII of this Agreement.

         2.6 Principal Office.  The principal office of the Company in
             ----------------
the State of Maryland shall be located at 5111 North Point Boulevard, Sparrows Point, Maryland 21219-1014 or at any other place within the State of Maryland upon which the Members agree.

         2.7 Resident Agent.  The name and address of the Company's
             --------------
resident agent in the State of Maryland shall be Corporation Trust, Inc., First Maryland Building, 32 South Street, Baltimore, Maryland 21202.

         2.8 Members.  The name, present mailing address, taxpayer
             -------
identification number and Percentage of each Member are set forth on Exhibit A.

         SECTION III

         Members; Capital; Capital Accounts
         ----------------------------------

         3.1 Initial Capital Contributions.  Upon the execution of
             -----------------------------
this Agreement, the Members shall contribute to the Company accounts receivable with a fair market value of the amounts respectively set forth on Exhibit A.

         3.2 No Other Capital Contributions.  No Member shall be
             ------------------------------
required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any liability for any obligations of the Company.

         3.3 No Interest on Capital Contributions.  Interest Holders
             ------------------------------------
shall not be paid interest on their Capital Contributions.

         3.4 Return of Capital Contributions.  Except as otherwise
             -------------------------------
provided in this Agreement, no Interest Holder shall have the right to receive the return of any Capital Contribution.

         3.5 Form of Return of Capital.  If an Interest Holder is
             -------------------------
entitled to receive a return of a Capital Contribution, the Company may distribute accounts receivable, cash, notes, property, or a combination thereof to the Interest Holder in return of the Capital Contribution.

         3.6 Capital Accounts.  A separate Capital Account shall be
             ----------------
maintained for each Interest Holder.

         SECTION IV

         Profit, Loss, and Distributions

         4.1 Distributions of Cash Flow and Allocations of Profit or
             -------------------------------------------------------
Loss Other Than From Capital Transactions.
-----------------------------------------

              4.1.1.  Profit or Loss Other Than from a Capital
                      ----------------------------------------
Transaction.  After giving effect to the special allocations set forth
-----------
in Section 4.3, for any taxable year of the Company, Profit or Loss (other than Profit or Loss resulting from a Capital Transaction, which Profit or Loss shall be allocated in accordance with the provisions of Sections 4.2) shall be allocated to the Interest Holders in proportion to their Percentages.

              4.1.2.  Cash Flow.  Subject to the limitations imposed
                      ---------
by the Facility, Cash Flow for each taxable year of the Company shall be distributed to the Interest Holders in proportion to their Percentages no later than seventy-five (75) days after the end of the taxable year.

         4.2.  Distributions of Capital Proceeds and Allocation of
               ---------------------------------------------------
Profit or Loss from Capital Transactions.
----------------------------------------

              4.2.1.  Profit.  After giving effect to the special
                      ------
allocations set forth in Section 4.3, Profit from a Capital
Transaction shall be allocated as follows:

                   4.2.1.1. If one or more Interest Holders has a Negative Capital Account, to those Interest Holders, in proportion to their Negative Capital Accounts, until all of those Negative Capital Accounts have been reduced to zero.

                   4.2.1.2.  Any Profit not allocated pursuant to
Section 4.2.1.1 shall be allocated to the Interest Holders in proportion to, and to the extent of, the amounts distributable to them pursuant to Section 4.2.3.4.1 and 4.2.3.4.2.

                   4.2.1.3. Any Profit in excess of the foregoing allocations shall be allocated to the Interest Holders in proportion to their Percentages.

              4.2.2.  Loss.  After giving effect to the special
                      ----
allocations set forth in Section 4.3, Loss from a Capital Transaction shall be allocated as follows:

                   4.2.2.1. If one or more Interest Holders has a Positive Capital Account, to those Interest Holders, in proportion to their Positive Capital Accounts, until all Positive Capital Accounts have been reduced to zero.

                   4.2.2.2. Any Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 4.2.2.1 shall be allocated to the Interest Holders in proportion to their Percentages.

              4.2.3.  Capital Proceeds.  Capital Proceeds shall be
                      ----------------
distributed and applied by the Company in the following order and priority:

                   4.2.3.1. to the payment of all expenses of the Company incident to the Capital Transaction; then

                   4.2.3.2. to the payment of debts and liabilities of the Company then due and outstanding (including all debts due to any Interest Holder); then

                   4.2.3.3.  to the establishment of any reserves
which the Members deem necessary for liabilities or obligations of the Company; then

                   4.2.3.4.  the balance shall be distributed as
follows:

                        4.2.3.4.1.  to the Interest Holders in
proportion to their Adjusted Capital Balances, until their remaining Adjusted Capital Balances have been paid in full;

                        4.2.3.4.2.  if any Interest Holder has a
Positive Capital Account after the distributions made pursuant to
Section 4.2.3.4.1 and before any further allocation of Profit pursuant to Section 4.2.1.3, to those Interest Holders in proportion to their Positive Capital Accounts; then

                        4.2.3.4.3.  the balance, to the Interest
Holders in proportion to their Percentages.

         4.3 Regulatory Allocations.
             ----------------------

              4.3.1.  Qualified Income Offset.  No Interest Holder
                      -----------------------
shall be allocated Losses or deductions if the allocation causes an Interest Holder to have an Adjusted Capital Account Deficit. If an Interest Holder receives (1) an allocation of Loss or deduction (or item thereof) or (2) any distribution which causes the Interest Holder to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Interest Holder before any other allocation is made of Company items for that taxable year, in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 4.3.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

              4.3.2.  Minimum Gain Chargeback.  Except as set forth in
                      -----------------------
Regulations Section 1.704-2(f)(2), (3), and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Interest Holder, prior to any other allocation pursuant to this Section IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of gross income and gain pursuant to this
Section 4.3.2 shall be made first from gain recognized from the disposition of Company assets subject to nonrecourse liabilities (within the meaning of the

Regulations promulgated under Code Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

         4.3.3.  Contributed Property and Book-Ups.  In accordance
                 ---------------------------------
with Code Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

         4.3.4.  Contributed Property and Book-Ups.  In accordance
                 ---------------------------------
with Code Section 704(c) and the Regulations thereunder, as well as Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Company asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

         4.3.5.  Code Section 754 Adjustment.  To the extent an
                 ---------------------------
adjustment to the tax basis of any Company asset pursuant to Code
Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

         4.3.6.  Nonrecourse Deductions.  Nonrecourse Deductions for a
                 ----------------------
taxable year or other period shall be specially allocated among the Interest Holders in proportion to their Percentages.

         4.3.7.  Member Loan Nonrecourse Deductions.  Any Member Loan
                 ----------------------------------
Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Interest Holder who bears the risk of loss with respect to the loan to which the Member Loan Nonrecourse Deduction is attributable in accordance with Regulation Section 1.704-2(b).

         4.3.8.  Guaranteed Payments.  To the extent any compensation
                 -------------------
paid to any Member by the Company, including any fees payable to any Member pursuant to Section 5.3 hereof, is determined by the Internal Revenue Service not to be a guaranteed payment under

Code Section 707(c) or is not paid to the Member other than in the Person's capacity as a Member within the meaning of Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to reflect the payment of that compensation.

              4.3.9.  Unrealized Receivables.  If an Interest Holder's
                      ----------------------
Interest is reduced (provided the reduction does not result in a complete termination of the Interest Holder's Interest), the Interest Holder's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Code
Section 751) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Company pursuant to Section 4.4 hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Interest Holder, be specially allocated among the Interest Holders in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

              4.3.10.  Withholding.  All amounts required to be
                       -----------
withheld pursuant to Code Section 1446 or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Interest Holders for all purposes under this Agreement.

         4.4 Liquidation and Dissolution.
             ---------------------------

              4.4.1. If the Company is liquidated, the assets of the Company shall be distributed to the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Sections
4.1 or 4.2, if any, and distributions, if any, of cash or property, pursuant to Sections 4.1 and 4.2.3.

              4.4.2. No Interest Holder shall be obligated to restore a Negative Capital Account.

         4.5 General.
             -------

              4.5.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Members.

              4.5.2. If any assets of the Company are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Interest Holders so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.4.

              4.5.3. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit or Loss shall be allocated between the original Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary non-recurring items of the Company.

              4.5.4. The Members are hereby authorized, upon the advice of the Company's tax counsel, to amend this Article IV, as necessary from time to time, to comply with the Code and the Regulations promulgated under Code Section 704(b), provided however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent.

         SECTION V

         Management:  Rights, Powers, Duties and Limitations
         ---------------------------------------------------

         5.1 Management.  The Company shall be managed by the Members.
             ----------
Except as otherwise provided in this Agreement, each Member shall have the right to act for and bind the Company in the ordinary course of its business.

         5.2 Meetings of and Voting by Members.
             ---------------------------------

              5.2.1. A meeting of the Members may be called at any time by any Member. Meetings of Members shall be held at the Company's principal place of business or at any other place in Baltimore County, Maryland designated by the Member calling the meeting. Not less than ten (10) nor more than ninety (90) days before each meeting, the Member calling the meeting shall give written notice of the meeting to each Member. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. At a meeting of Members, the presence in person or by proxy of all of the Members shall be required to constitute a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact.

              5.2.2. The affirmative vote of all of the Members shall be required to approve any matter coming before the Members.

              5.2.3. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of all of the Members.

              5.2.4. Wherever the Act requires unanimous consent to approve or take any action, that consent shall be given in writing and, in all cases, shall mean the consent of all Members.

         5.3 Member Services.  No Member shall be required to perform
             ---------------
services for the Company solely by virtue of being a Member. Unless approved by the Members or contemplated by the Program Documents, no Member shall be entitled to compensation for services performed for the Company. However, upon substantiation of the amount and purpose thereof, the Members shall be entitled to reimbursement for expenses reasonably incurred by them or their respective Agents in connection with the activities of the Company.

         5.4 Duties of Parties.
             -----------------

              5.4.1. Each Member shall cause one or more of its Agents to devote such time to the business and affairs of the Company as is necessary to carry out the Member's duties set forth in this Agreement.

              5.4.2.  Except as otherwise expressly provided in
Section 5.4.3, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member.

              5.4.3. Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members and their Affiliates. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms.

         5.5 Limitations on Debt.  The Company may not incur any Debt
             -------------------
other than pursuant to or as contemplated by the Facility unless (x) such Debt is rated the same by S&P as the Buyers' Certificates, or (y) is fully subordinated to the Buyers' Certificates; is nonrecourse other than with respect to proceeds in excess of the proceeds necessary to pay the Buyers' Certificates ("excess proceeds"); and does not constitute a claim against the LLC to the extent that excess proceeds are insufficient to pay such Debt, or (z) such incurrence will not result in a reduction of the then existing rating by S&P of the Buyers' Certificates.

         5.6 Liability and Indemnification.
             -----------------------------

              5.6.1. A Member shall not be liable, responsible, or accountable, in damages or otherwise, to any other Member or to the Company for any act performed by the Member with respect to Company matters, except for fraud, gross negligence, or an intentional breach of this Agreement.

              5.6.2. The Company hereby indemnifies each Member and their respective Agents for any act performed by the Member or its Agent with respect to Company matters, except for any action or inaction which constitutes fraud, gross negligence, or an intentional breach of this Agreement, provided however, that any indemnity under this Section shall be provided out of and to the extent of the assets of the Company only.

              5.6.3. Notwithstanding anything to the contrary contained in this Agreement, the right to indemnification (including any costs, charges and expenses with respect thereto), in this Section
5.6 is expressly subordinated as a claim against the Company or any of its assets to the prior claims and rights of the Buyers to receive payment under the Buyers* Certificates.

         SECTION VI

         Transfer of Interests and Withdrawals of Members
         ------------------------------------------------

         6.1 Membership Certificates.  The Membership Rights of each
             -----------------------
Member shall be evidenced by a Membership Certificate in the form attached as Exhibit B, executed by all of the Members.

         6.2 Transfers.  Subject to Section 6.5 hereinbelow, no Member
             ---------
may Transfer all, or any portion of, or any interest or rights in, the Membership Rights owned by the Member, and no Interest Holder may Transfer all, or any portion of, or any interest or rights in, any Interest. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The Transfer of any Membership Rights or Interests in violation of the prohibition contained in Section 6.1 shall be deemed invalid, null and void, and of no force or effect.
Any Person to whom Membership Rights are attempted to be transferred in violation of this Section 6.1 shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company, or have any other rights in or with respect to the Membership Rights.

         6.3 Voluntary Withdrawal.  No Member shall have the right or
             --------------------
power to Voluntarily Withdraw from the Company.

         6.4 Involuntary Withdrawal.  Immediately upon the occurrence
             ----------------------
of an Involuntary Withdrawal, the successor of the Withdrawn Member shall thereupon become an Interest Holder but shall not become a Member. If the Company is continued as provided in Section 7.1.3, the successor Interest Holder shall have all the rights of an Interest Holder but shall not be entitled to receive in liquidation of the Interest, pursuant to Section 4A-905(1)(ii) of the Act, the fair market value of the Member's Interest as of the date the Member involuntarily withdrew from the Company.

         6.5 Pledge and Foreclosure of Membership Rights.  No
             -------------------------------------------
provision of this Agreement is intended to prevent, or shall be interpreted as preventing (i) the pledge by the Members of their respective Membership Rights pursuant to the Inventory Security Agreement, or (ii) the full exercise by J.P. Morgan Delaware, as Structuring and Collateral Agent, of its rights of foreclosure under the Inventory Credit Agreement and Inventory Security Agreement upon the Membership Rights of the Members and the Transfer to J.P. Morgan Delaware or its designee, pursuant thereto, of the Membership Rights of each Member of the Company. Following any such Transfer, J.P. Morgan Delaware or its designee, as the case may be, shall have, and be entitled to exercise, all of the rights and privileges of a Member under this Agreement.

         SECTION VII

         Dissolution, Liquidation, Bankruptcy and
         ----------------------------------------

         Termination of the Company
         --------------------------

         7.1 Events of Dissolution.  The Company shall be dissolved
             ---------------------
upon the happening of any of the following events:


              7.1.1.  when the period fixed for its duration in
Section 2.4 has expired;

              7.1.2.  upon the occurrence of an Involuntary
Withdrawal, unless the remaining Members, within ninety (90) days after the occurrence of the Involuntary Withdrawal, unanimously elect to continue the business of the Company pursuant to the terms of this Agreement.

         7.2 Procedure for Winding Up and Dissolution.  If the Company
             ----------------------------------------
is dissolved, the remaining Members shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first to creditors of the Company, including Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Interest Holders in accordance with Section
4.4. Any such distribution of assets shall in all events be subject to the prior claims and rights of the Buyers to receive payment under the Buyers* Certificates.

         7.3 Filing of Articles of Cancellation.  If the Company is
             ----------------------------------
dissolved, the Members shall promptly file Articles of Cancellation with SDAT. If there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there are no remaining Members, or a Person who last was a Member, the Articles shall be filed by the legal representatives of the Person who last was a Member.

         7.4 Filing of Voluntary Bankruptcy.  The Company shall not,
             ------------------------------
without the prior unanimous consent of the Members pursuant to unanimous action of the board of directors of each Member, file a voluntary bankruptcy petition under the U.S. Bankruptcy Code (Title 11 of the U. S. Code) or under any similar statute of the United States or any state for the relief or reorganization of a debtor.

         SECTION VIII

         Books, Records, Accounting, and Tax Elections
         ---------------------------------------------

         8.1 Bank Accounts.  All funds of the Company shall be
             -------------
deposited in a bank account or accounts opened in the Company's name. The Members shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

         8.2 Books and Records.  The Members shall keep or cause to be
             -----------------
kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices and shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

         8.3 Annual Accounting Period.  The annual accounting period
             ------------------------
of the Company shall be its taxable year. The Company's taxable year shall be selected by the Members, subject to the requirements and limitations of the Code.

         8.4 Reports.  Within seventy-five (75) days after the end of
             -------
each taxable year of the Company, the Members shall cause to be sent to each Person who was a Member at any time during the taxable year then ended a complete accounting of the affairs of the Company for the taxable year then ended. In addition, within seventy-five (75) days after the end of each taxable year of the Company, the Members shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, the tax information concerning the Company which is necessary for preparing the Interest Holder's income tax returns for that year. At the request of any Member, and at the Member's expense, the Members shall cause an audit of the Company's books and records to be prepared by independent accountants for the period requested by the Member.

         SECTION IX

         General Provisions
         ------------------

         9.1 Assurances.  Each Member shall execute all such
             ----------
certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

         9.2 Notifications.  Any notice, demand, consent, election,
             -------------
offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by courier service that provides evidence of delivery. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

         9.3 Specific Performance.  The parties recognize that
             --------------------
irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

         9.4 Complete Agreement.  Except as expressly provided
             ------------------
otherwise herein, this Agreement may not be amended without the written consent of all of the Members and, as to any amendment to Sections 2.3, 2.4, 6.5, 7.1, 7.4 or this section 9.4, the prior reaffirmation by S&P of the rating then assigned to the Buyers* Certificates.

         9.5 Applicable Law.  All questions concerning the
             --------------
construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of Maryland, without regard to principles of conflict of laws.

         9.6 Section Titles.  The headings herein are inserted as a
             --------------
matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

         9.7 Binding Provisions.  This Agreement is binding upon and
             ------------------
shall inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns.

         9.8 Terms.  Common nouns and pronouns shall be deemed to
             -----
refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

         9.9 Separability of Provisions.  Each provision of this
             --------------------------
Agreement shall be considered separable. If, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing of future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         9.10 Counterparts.  This Agreement may be executed
              ------------
simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth above.

ATTEST:                             MEMBERS

                     Bethlehem Steel Corporation


_________________________    By:_______________________(SEAL)


                   Bethlehem Steel Credit Affiliate
                   One, Inc.


________________________     By:_______________________(SEAL)

                                    E.P. Reybitz


                   Bethlehem Steel Credit Affiliate
                   Two, Inc.


________________________     By:_______________________(SEAL)

                                    E.P. Reybitz

                     Bethlehem Steel Funding, LLC

                         Operating Agreement

                              EXHIBIT A

              List of Members, Capital, and Percentages
              -----------------------------------------


Name, Address,
and Taxpayer                      Value of          Capital
I.D. Number                     Contribution       Percentage
--------------                  ------------       ----------

Bethlehem Steel Corporation      $37,240,000           98%
5111 North Point Boulevard
Sparrows Point, MD 21219-1014
24-0526033

Bethlehem Steel Credit
Affiliate One, Inc.                $ 380,000            1%
5111 North Point Boulevard
Sparrows Point, MD 21219-1014
52-1941312

Bethlehem Steel Credit

Affiliate Two, Inc.                $ 380,000            1%
5111 North Point Boulevard
Sparrows Point, MD 21219-1014
52-1941315

                                  20
21

                     Bethlehem Steel Funding, LLC

                         Operating Agreement



                              EXHIBIT B
                              ---------

                        MEMBERSHIP CERTIFICATE
                        ----------------------

                     BETHLEHEM STEEL FUNDING, LLC

                 A MARYLAND LIMITED LIABILITY COMPANY

                      CERTIFICATE OF MEMBERSHIP

                         This certifies that

                     BETHLEHEM STEEL CORPORATION
is the registered holder of a Ninety-Eight Percent (98%) Membership Interest in BETHLEHEM STEEL FUNDING, LLC, a limited liability company organized under the laws of the State of Maryland. This Membership Interest is not transferable except in accordance with the provisions of the Operating Agreement of Bethlehem Steel Funding, LLC.

DATED:     September 12, 1995

                                BETHLEHEM STEEL FUNDING, LLC


                                By:______________________________
                                   E.P. Reybitz, Authorized Agent

                                                    EXHIBIT L-1

                      ARTICLES OF INCORPORATION
                                  OF
                       SPECIAL PURPOSE MEMBERS

                              ARTICLE I

         INCORPORATOR

         The undersigned, Neal D. Borden, Esquire, whose post office address is 1800 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, being over eighteen years of age and acting as incorporator, hereby forms a corporation under the Maryland General Corporation Law.

                              ARTICLE II

         NAME

         The name of the corporation (which is hereinafter called the "Corporation") is:

             [BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC.]

             [BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC.]

                             ARTICLE III

         PURPOSE FOR WHICH CORPORATION FORMED

         The purpose for which the Corporation is formed is as follows: To hold an interest in Bethlehem Steel Funding, LLC, a limited liability company organized under the laws of the State of Maryland, the purpose of which is to engage exclusively in the purchase of receivables originated in connection with the sale of goods or the provision of services by Bethlehem Steel Corporation, and the financing of such purchases pursuant to the Receivables Purchase Agreement among the Corporation, Bethlehem Steel Credit Affiliate [Number], Inc., Bethlehem Steel Funding, LLC, Bethlehem Steel Corporation, as Servicer, the financial institutions from time to time party thereto as Buyers, Morgan Guaranty Trust Company of New York, as Administrative Agent, and J.P. Morgan Delaware, as Structuring and Collateral Agent, as the same may from time to time be amended or extended (capitalized terms used in these Articles having the meanings given thereto in such Receivables Purchase Agreement) and the related documents contemplated thereby, and the taking of any and all actions and the doing of any and all things necessary or appropriate to accomplish the foregoing. The Corporation may not permit Bethlehem Steel Funding, LLC to incur any Debt other than pursuant to or as contemplated by the aforesaid Receivables Purchase Agreement unless (x) such Debt is rated the same by Standard &Poor*s Ratings Group or its successors (hereinafter referred to as "S&P") as the Buyers' Certificates, or (y) is fully subordinated to the Buyers' Certificates; is nonrecourse other than with respect to proceeds in excess of the proceeds necessary to pay the Buyers' Certificates ("excess proceeds"); and does not constitute a claim against Bethlehem Steel Funding, LLC to the extent that excess proceeds are insufficient to pay such Debt or (z) such incurrence will not result in a reduction of the then existing rating by S&P of the Buyers' Certificates.

         In connection with the foregoing purpose, the Corporation may carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.

                              ARTICLE IV

         RESIDENT AGENT AND PRINCIPAL OFFICE

         The post office address of the principal office of the Corporation in this State is 5111 North Point Boulevard, Sparrows Point, Maryland 21219-1014. The resident agent of the Corporation in this State is Corporation Trust, Inc., whose post office address is First Maryland Building, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the State of Maryland, and actually resides therein.

                              ARTICLE V

         AUTHORIZED STOCK

         The total number of shares of stock of all classes which the Corporation has authority to issue is One Thousand (1000) shares, of the par value of One Dollar ($1.00) each, all of which shares are of one class and are designated Common Stock. The aggregate par value of all shares having par value is One Thousand Dollars ($1,000.00).

                              ARTICLE VI

                          BOARD OF DIRECTORS

         Section 1.  Number of Directors.

         The Corporation shall have seven (7) directors, which number may be increased or decreased pursuant to the Bylaws, but the number of directors shall not be less than the lesser of three (3) or the number of stockholders.

         Section 2.  Initial Directors.

         James A. Flick, Jr., William R. Latham III, G. L. Millenbruch, L. A. Arnett, E. P. Reybitz, D. K. Schoenen and S.
J. Selden shall act as the initial directors of the Corporation until the first annual meeting and until their successors are duly chosen and qualified. At all times, two (2) of the directors of the Corporation (the "Independent Directors") shall be persons who are not, and have not been, an officer, director, employee or one percent (1%) or more shareholder of any Affiliate (as defined hereinbelow).

         Section 3.  Board Authorization of Stock Issuance.

         The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

         Section 4.  Classification of Stock.

         The Board of Directors shall have the power to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

         Section 5.  Definition of Affiliate.

         In these Articles of Incorporation, "Affiliate" shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, more than fifty percent (50%) of the outstanding shares of the Common Stock or which is otherwise in control of the Corporation or of Bethlehem Steel Funding, LLC, (ii) of which more than fifty percent (50%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by any entity described in clause (i) above; provided that for the purposes of this definition, the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

         Section 6.  Conflict of Interest.

         No contract or other transaction between this Corporation and any other corporation, partnership, limited liability company, individual or other entity, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are directors, principals, partners or officers of such other entity, or are pecuniarily or otherwise interested in such contract, transaction or act; provided that (i) the existence of such relationship or such interest shall be disclosed or known to the Board of Directors (or to a committee of the Board of Directors, if the matter involves a committee decision), and the contract, transaction or act shall be authorized, approved or ratified by a majority of disinterested directors on the Board or on such committee, as the case may be, even if the number of disinterested directors constitutes less than a quorum; or (ii) the contract, transaction or act shall be authorized, ratified or approved in any other manner permitted by the Maryland General Corporation Law.

         Section 7.  Bankruptcy.

         The Corporation shall not, without the affirmative vote of one hundred percent (100%) of the Board of Directors (including the Independent Directors), institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

         Section 8.  Bankruptcy of Bethlehem Steel Funding, LLC.

         The Corporation shall not, without the affirmative vote of one hundred percent (100%) of the Board of Directors (including the Independent Directors), participate in or institute proceedings by which Bethlehem Steel Funding, LLC would be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against Bethlehem Steel Funding, LLC; or file a petition seeking, or consent to, the reorganization of Bethlehem Steel Funding, LLC or its relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Bethlehem Steel Funding, LLC or a substantial part of its property; or allow Bethlehem Steel Funding, LLC to make any assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

         Section 9.  Independent Directors.

         No Independent Director shall, with regard to any act, or failure to act, in connection with any matter referred to in Section 7 of this Article VI owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory or case law of any applicable jurisdiction); instead, each Independent Director's fiduciary duty or other obligations with regard to such act, or failure to act, in connection with any matter referred to in
Section 7 of this Article VI shall be owed to the Corporation including, without limitation, the creditors of the Corporation.
Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent.

                             ARTICLE VII

         PROVISIONS CONCERNING CERTAIN RIGHTS OF THE CORPORATION AND THE SHAREHOLDERS

         Section 1.  Right to Amend Charter.

         The Corporation reserves the right to amend these Articles of Incorporation in any manner permitted by the Maryland General Corporation Law and, subject to the provisions of Article VIII, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power; provided that the Corporation shall not, without the prior reaffirmation by S&P of the rating then assigned to the Buyers* Certificates, amend, alter, change or repeal Articles III, VI, VIII, or this Article VII of these Articles of Incorporation. Section 2. Elimination of Preemptive Rights.

         Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

         Section 3.  Required Stockholder Vote.

         Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

         Section 4. Applicability of the Maryland Control Share and Business Combination Statutes.

         The Corporation elects not to be governed by Subtitle 6 of Title 3 of the Maryland General Corporation Law with respect to any "business combination" as defined in such Subtitle. In addition, any acquisition of any shares of stock of the Corporation, including any acquisition of voting rights or other interests in any such stock, shall be exempt from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law. Accordingly, the provisions of Title 3, Subtitle 6 (Business Combination) and Subtitle 7 (Control Share) of the Maryland General Corporation Law shall not apply to this Corporation.

         Section 5.  Separateness Covenants.

         5.1.  Office.  The Corporation shall maintain a principal
               ------
executive office and conspicuously identify such office as its office.

         5.2.  Financial Statements.  The Corporation shall maintain
               --------------------
its financial statements, accounting records and other documents separate from those of any Affiliate or any other entity. The Corporation shall prepare unaudited quarterly and audited annual financial statements, and the Corporation's financial statements shall comply with GAAP. The Corporation shall maintain its own bank accounts, payroll and correct, complete and separate books of account. The Corporation shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided that such accountants may also serve as accountants of any Affiliate.

         5.3.  Separate Identity.  The Corporation shall at all times
               -----------------
hold itself out to the public (including any Affiliate's creditors) under the Corporation's own name and as a separate and distinct entity. Communications on behalf of the Corporation shall be made in its own name, and the Corporation shall maintain its own separate telephone number and stationery and other business forms.

         5.4.  Formalities.  All customary formalities regarding the
               -----------
proper existence of the Corporation, including holding meetings of or obtaining the consent of its directors and shareholders, as appropriate, and maintaining current and accurate corporate minute books, shall be observed.

         5.5.  Separate Action.  The Corporation shall act solely in
               ---------------
its own name and through its own duly authorized officers and agents. No Affiliate shall act as an agent of the Corporation (provided that an employee, officer or director of an Affiliate may also serve as an employee, officer or director of the Corporation). Investments shall be made directly by the Corporation or on its behalf by brokers or agents engaged and paid by the Corporation or its agents.

         5.6.  Affiliate Transactions.  All business transactions
               ----------------------
entered into by the Corporation with any Affiliate shall be on terms and conditions that are not more or less favorable to the Corporation than terms and conditions available at the time to the Corporation for comparable transactions with unaffiliated persons and must be approved by all of the Members. Except for its obligations under Sections 4(G), 15 and other applicable provisions of a certain Inventory Security and Pledge Agreement dated September 12, 1995, among the Corporation, Bethlehem Steel Corporation, Bethlehem Steel Credit Affiliate [Number], Inc., J.P. Morgan Delaware, as Structuring and Collateral Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, the Corporation shall not guarantee or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities or obligations of any Affiliate, other than the endorsement of checks for collection or deposit in the ordinary course of business.

         5.7.  Liabilities.  The Corporation shall pay its own
               -----------
liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets.

         5.8.  Segregation of Assets.  Assets of the Corporation shall
               ---------------------
be separately identified, maintained and segregated. Except as otherwise provided in the Program Documents, the Corporation's funds shall not be commingled with those of any other corporate or natural person. The Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable
(in
accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's assets be held on its behalf by any Affiliate.

         5.9. Investment Company Status. The Corporation shall not take any action if, as a result of such action, the Corporation would be required to register as an investment company under the Investment Company Act of 1940, as amended.

                             ARTICLE VIII

         INDEMNIFICATION AND LIMITATION OF LIABILITY

         Section 1. Mandatory Indemnification. The Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended.

         Section 2. Discretionary Indemnification. If approved by the Board of Directors, the Corporation may indemnify its officers, employees, agents and persons who serve and have served at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise or employee benefit plan to the extent determined to be appropriate by the Board of Directors.

         Section 3. Advancing Expenses Prior to a Decision. The Corporation shall advance expenses to its directors entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the Board of Directors advance expenses to officers, employees, agents and others who may be granted indemnification.

         Section 4. Other Provisions for Indemnification. The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents. The right to indemnification in this Article VIII is expressly subordinated as a claim against the Corporation, Bethlehem Steel Funding, LLC, or any of their assets to the prior claims and rights of the Buyers to receive payment under the Buyers' Certificates.

         The rights and authority conferred in this Article VIII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

Section 5. Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Maryland General Corporation Law.

         Section 6.  Limitation of Liability of Directors.

         To the maximum extent that limitations on the liability of directors are permitted by the Maryland General Corporation Law, as from time to time amended, no director of the Corporation shall have any liability to the Corporation, its creditors, or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director of the Corporation, whether or not such person is a director at the time of any proceeding in which liability is asserted.

         Section 7.  Effect of Amendment or Repeal.

         No amendment or repeal of any section of this Article, or the adoption of any provision of the Corporation's charter inconsistent with this Article, shall apply to or affect in any respect the rights to indemnification or limitation of liability of any director of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have signed these Articles of
Incorporation on the 12th day of September, 1995, and have acknowledged such Articles to be my act.

____________________________

Neal D. Borden, Incorporator

                                                    EXHIBIT L-2

                                BYLAWS

                                  OF

                       SPECIAL PURPOSE MEMBERS

                              ARTICLE I.
                              ----------

         Stockholders
         ------------

         Section 1.  Annual Meetings.
         ----------------------------

         The annual meeting of the stockholders of the Corporation shall be held on such date within the month of April as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days' written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

         Section 2.  Special Meetings Called by Chairman of the Board,
         -------------------------------------------------------------
President or Board of Directors.
-------------------------------
         At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, or by the President, or by the Board of Directors. Not less than ten days' nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice.

         Section 3.  Special Meeting Called by Stockholders.
         --------------------------------------------------

         Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX. If, upon payment of such costs the Secretary shall fail to issue a call for such meeting within ten days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast 25% or more of the outstanding shares entitled to vote may do so upon giving not less than ten days' nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX.

         Section 4.  Place of Meetings.
         -----------------------------

         All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the State of Maryland as may be fixed from time to time by the Board of Directors and designated in the notice.

         Section 5.  Quorum.
         ------------------

         At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 120 days after the original record date, until a quorum shall attend.

         Section 6.  Adjourned Meetings.
         ------------------------------

         A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further notice to a date not more than 120 days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

         Section 7.  Voting.
         ------------------

         A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

         A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles of Incorporation. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII,
Section 3 of these Bylaws. Unless otherwise provided in the Articles of Incorporation, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         Section 8.  Proxies.
         -------------------

         A stockholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder*s duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

         Section 9.  Order of Business.
         -----------------------------

         At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

         (1) Organization.

         (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

         (3) Submission by Secretary of the Corporation of a list of the stockholders entitled to vote, present in person or by proxy.

         (4) A reading of unapproved minutes of preceding meetings and action thereon.

         (5) Reports.

         (6) If an annual meeting, or a special meeting called for that purpose, the election of directors.

         (7) Unfinished business.

         (8) New business.

         (9) Adjournment.

         Section 10.  Removal of Directors.
         ---------------------------------

         At any properly called annual or special stockholders* meeting, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

         Section 11.  Informal Action by Stockholders.
         --------------------------------------------

         Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.

                             ARTICLE II.
                             -----------

         Directors
         ---------

         Section 1.  Powers.
         ------------------
         The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Articles of Incorporation or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

         Section 2.  Number; Term of Office; Removal.
         -------------------------------------------

         The number of directors of the Corporation shall be not less than three or the same number as the number of stockholders (or one if there is no stockholder), whichever is less;

provided, however, that such number may be increased and thereafter decreased from time to time by vote of a majority of the entire Board of Directors. The number of directors shall not exceed seven. The first directors of the Corporation shall hold their office until the first annual meeting of the Corporation, or until their successors are elected and qualify, and thereafter the directors shall hold office for the term of one year, or until their successors are elected and qualify. A director may be removed from office as provided in Article I, Section 10 of these Bylaws.

         Section 3.  Independent Directors.
         ---------------------------------

         At all times two of the directors shall be persons who are not, and have not been, an officer, director, employee or one percent (1%) or more stockholder of any Affiliate (the "Independent
Directors"). For the purposes of this Section 3, "Affiliate" shall have the same meaning as in Article VI of the Articles of Incorporation of the Corporation.

         Section 4.  Annual Meeting; Regular Meetings.
         --------------------------------------------

         As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times and at such places within the State of Maryland as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

         Section 5.  Special Meetings.
         ----------------------------

         Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by a majority of the directors.

         Section 6.  Quorum; Voting.
         --------------------------

         A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Articles of Incorporation or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

         Section 7.  Notice of Meetings.
         ------------------------------

         Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours' notice shall be given of all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

         Section 8.  Vacancies.
         ---------------------

         (a) If the office of a director becomes vacant for any reason other than removal or increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum.

         (b) If the vacancy occurs as a result of the removal of a director, the stockholders may elect a successor or may delegate that authority to the Board of Directors.

         (c) If the vacancy occurs as a result of an increase in the number of directors, it may be filled by vote of a majority of the entire Board of Directors holding office prior to the increase.

         (d) If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board or the President may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

         (e) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies. A director elected by the stockholders to fill a vacancy shall serve for the unexpired term and until a successor is elected and qualifies.

         Section 9.  Rules and Regulations.
         ---------------------------------

         The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland, these Bylaws and the Articles of Incorporation.

         Section 10.  Executive Committee.
         --------------------------------

         The Board of Directors may constitute an Executive Committee, composed of at least two directors, from among its members. The Executive Committee shall hold office at the pleasure of the Board of Directors. Between sessions of the Board of Directors, such Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. If any position on the Executive Committee becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Executive Committee shall hold formal meetings and keep minutes of all of its proceedings. A copy of such minutes shall, after approval by the members of the Committee, be sent to all directors as a matter of information. Any action taken by the Executive Committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of not less than a majority of the Committee shall be necessary to constitute a quorum. Action may be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The Executive Committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.

         Section 11.  Compensation.
         -------------------------

         The directors may receive a stated salary or an attendance fee for each meeting of the Board of Directors or any committee thereof attended, plus reimbursement of reasonable expenses of attendance. The amount of the salary or attendance fee and any entitlement to reimbursement of expenses shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 12.  Place of Meetings.
         ------------------------------

         Regular or special meetings of the Board may be held at such location within the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party calling the meeting.

         Section 13.  Informal Action by the Directors.
         ---------------------------------------------

         Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

         Section 14.  Telephone Conference.
         ---------------------------------

         Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee initiated in Maryland by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         Section 15.  Interested Directors and Officers.
         ----------------------------------------------

         (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if such contract or transaction complies with Article VI of the Articles of Incorporation and:

         (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 16.  Bankruptcy Petition; Bankruptcy of Bethlehem
         ----------------------------------------------------------
Steel Funding, LLC.
------------------

         The Corporation shall not, without an affirmative unanimous vote of the Board of Directors (including the Independent Directors), institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

         The Corporation shall not, without an affirmative unanimous vote of the Board of Directors (including the Independent Directors), participate in or institute proceedings by which Bethlehem Steel Funding, LLC would be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against Bethlehem Steel Funding, LLC; or file a petition seeking, or consent to, the reorganization of Bethlehem Steel Funding, LLC or its relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Bethlehem Steel Funding, LLC or a substantial part of its property; or allow Bethlehem Steel Funding, LLC to make any assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

                             ARTICLE III.
                             ------------

         Officers
         --------

         Section 1.  In General.
         ----------------------

         The Board of Directors may choose a Chairman of the Board from among the directors. The Board of Directors shall elect a President, a Treasurer, and a Secretary, and may elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper.
In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer and Secretary.

         Section 2.  Chairman of the Board.
         ---------------------------------

         The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chairman shall preside over the meetings of the Board and of the stockholders if present at the meeting. The Chairman shall be the Chief Executive Officer of the Corporation if so designated by resolution of the Board.

         Section 3.  President.
         ---------------------

         The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of a Chairman of the Board, the President shall preside over the meetings of the Board and of the stockholders if present at the meeting, and shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee. The President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The President shall perform such other duties as the Board of Directors may direct and shall be the Chief Executive Officer of the Corporation unless the Chairman of the Board is so designated by resolution of the Board. Section 4. Vice Presidents.

         The Vice Presidents, if any, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors, the Executive Committee or the President.

         Section 5.  Treasurer.
         ---------------------

         The Treasurer shall have general supervision over the Corporation*s finances, and shall perform such other duties as may be assigned by the Board of Directors or the President. Unless the Board designates another officer, the Treasurer shall be the Chief Financial Officer of the Corporation. If required by resolution of the Board, the Treasurer shall furnish a bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be paid by the Corporation.

         Section 6.  Secretary.
         ---------------------

         The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.

         Section 7.  Assistant Treasurer and Secretary.
         ---------------------------------------------

         The Board of Directors may designate from time to time
Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

         Section 8.  Compensation; Removal; Vacancies.
         --------------------------------------------

         The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer if, in the judgment of the Board, the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

         Section 9.  Substitutes.
         -----------------------

         The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

                              ARTICLE IV
                              ----------

         Resignation
         -----------

         Any director or officer may resign from office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                              ARTICLE V.
                              ----------

         Commercial Paper, Etc.
         ----------------------

         All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of Directors may from time to time designate: the Chairman of the Board, the President, any Vice President, or the Treasurer, or such other person or persons as the Board of Directors or Executive Committee may from time to time designate.

                             ARTICLE VI.
                             -----------

         Fiscal Year
         -----------

         The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

                             ARTICLE VII.
                             ------------

         Seal
         ----

         The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                            ARTICLE VIII.
                            -------------

         Stock
         -----

         Section 1.  Issue.
         -----------------

         Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President and be countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form, not inconsistent with law and the Articles of Incorporation, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

         Section 2.  Transfers.
         ---------------------

         The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

         Section 3.  Record Dates for Dividends and Stockholders*
         --------------------------------------------------------
Meeting.
-------

         The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

         Section 4.  New Certificates.
         ----------------------------

In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such indemnity to the Corporation against loss and such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction.

                             ARTICLE IX.
                             -----------

         Notice
         ------

         Section 1.  Notice to Stockholders.
         ----------------------------------

         Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by personal delivery or at the stockholder's residence or usual place of business, or by mailing it, postage prepaid, and addressed to the stockholder at the address appearing on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

         Section 2.  Notice to Directors and Officers.
         --------------------------------------------

         Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal delivery to such director or officer, by telephone communication with such director or officer personally or by telephone facsimile transmission, by telegram, cablegram, radiogram, first class mail or by delivery service providing confirmation of delivery, addressed to such director or officer at the address appearing on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice; if mailed, such notice shall be deemed given 48 hours after the time it is deposited in the mail, postage prepaid.

         Section 3.  Waiver of Notice.
         ----------------------------

         Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                              ARTICLE X.
                              ----------

         Voting of Stock in Other Corporations
         -------------------------------------

         Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice-President or by proxy or proxies appointed by the President or a Vice-President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.

                             ARTICLE XI.
                             -----------

         Indemnification of Directors and Officers
         -----------------------------------------

         Section 1.  In General.
         ----------------------

         The Corporation shall indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit, investigation (including internal investigations) or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee, fiduciary, trustee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit or other similar plan or any other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit, investigation or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2.  The Corporation shall indemnify any person who
         ---------
was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit, investigation (including internal investigations) or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee, fiduciary, trustee of agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit or other similar plan or any other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action, suit, investigation or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

         Section 3.  Notwithstanding the other provisions of these
         ---------
By-laws, to the extent that a director, officer, employee, fiduciary, trustee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, investigation or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 4.  Any indemnification under Sections 1 and 2 of
         ---------
this Article (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors in accordance with these By-laws, provided that the quorum consists of directors who were not parties to such action, suit, investigation or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director, officer, employee, fiduciary, trustee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

         Section 5.  Costs, charges and expenses (including attorney's
         ---------
fees) incurred by a person referred to in Sections 1 and 2 of the
Article in defending a civil or criminal action, suit, investigation or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, investigation or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, investigation or proceeding shall be made only upon receipt of a written undertaking (in the form of an unsecured promissory note) by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in these By-laws. Such costs, charges and expenses incurred by other employees, fiduciaries, trustees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee, fiduciary, trustee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit, investigation or proceeding, whether or not the Corporation is a party to such action, suit, investigation or proceeding.

         Section 6.  Any indemnification under Sections 1, 2 and 3, or
         ---------
advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer, employee, fiduciary, trustee or agent. The right to indemnification or advances as granted by these By-laws shall be specifically enforceable by the director, officer, employee, fiduciary, trustee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty
(60) days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 and 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.  The rights to indemnification and advances
         ---------
provided by these By-laws shall be construed so as to mandate indemnification and advancement of expenses to the fullest extent permitted by applicable law and such indemnification and advancement of expenses shall be made unless expressly prohibited by applicable law. Indemnification and advancement of expenses hereunder shall not be deemed exclusive of any rights to which a person seeking indemnification and/or advances may be entitled under the Corporation's Articles of Incorporation (as amended or restated), any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as an agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, trustee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advances under these By-laws shall be deemed to be a contract between the Corporation and each director, officer, employee, fiduciary, trustee or agent of the Corporation who serves or served in such capacity at any time while these indemnification provisions of the By-laws are in effect. Any repeal or modification of these indemnification provisions of the By-laws or any repeal or modification of relevant provisions of the applicable corporation or other laws shall not in any way diminish any rights to indemnification and/or advances of such director, officer, employee, fiduciary, trustee or agent or the obligations of the Corporation arising hereunder.

         Section 8.  The Corporation shall have the authority to
         ---------
purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, fiduciary, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit or other similar plan or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.

         Section 9.  If these indemnification provisions of the
         ---------
By-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and provide advances to each director, officer, employee, fiduciary, trustee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement with respect to any action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-laws that shall not have been invalidated and to the full extent permitted by applicable law. The phrase "to the full extent permitted" contained in this paragraph shall be construed so as to mandate indemnification and advancement of expenses unless expressly prohibited by applicable law.

         Section 10.  For the purposes of these By-laws, any person
         ----------
who is or was a director, officer, employee, fiduciary, trustee or agent of another corporation, partnership, joint venture, trust, pension plan, employee benefit or other similar plan or any other enterprise in which the Corporation owns or controls or at the time owned or controlled, directly or indirectly, fifty percent (50%) or more of the ownership interests shall be conclusively presumed to be serving or to have served in such capacity at the request of the Corporation.

         Section 11.  Notwithstanding anything to the contrary
         ----------
contained in this Article XI, the right to indemnification (including any costs, charges and expenses with respect thereto) in this Article XI is expressly subordinated as a claim against the Corporation or any of its assets to the prior claims and rights of the Buyers to receive payment under the Buyers' Certificates (as those terms are defined in the Articles of Incorporation of the Corporation).

                             ARTICLE XII.
                             ------------

         Amendments
         ----------

         These Bylaws may be added to, altered, amended, repealed or suspended only by a vote of a majority of the Board of Directors, including the unanimous vote of the Independent Directors, at any regular or special meeting of the Board.

                                                  EXHIBIT M

                        PERFECTION CERTIFICATE

         The undersigned, the chief financial officer and chief accounting officer of Bethlehem Steel Corporation, a Delaware corporation (the "Seller"), hereby certify with reference to the Purchase and Sale Agreement dated as of September 12, 1995 between the Seller and Bethlehem Steel Funding, LLC, a Maryland limited liability company ("BSF"):

         1.  Names.  (a)(i) The exact corporate name of the Seller as
             -----
it appears in its certificate of incorporation and (ii) the exact name of BSF as it appears in its articles of organization, is as follows:
Seller:  Bethlehem Steel Corporation BSF:  Bethlehem Steel Funding,
LLC

         (b) The following is a list of all other names (including trade names or similar appellations) used by the Seller or any of its divisions or other unincorporated business units which produce or have produced goods which have given rise to accounts receivable at any time during the past five years:

         2.  Current Locations.  (a) The chief executive offices of
             -----------------
each of the Seller and BSF are located at the following address:

Seller
Mailing Address          County                State
---------------          ------                -----

BSF
Mailing Address          County                State
---------------          ------                -----

         (b) The following are all the locations in the United States of America where the Seller or BSF maintain any books or records relating to any accounts receivable: Seller

Seller
Mailing Address          County                State
---------------          ------                -----


BSF
Mailing Address          County                State
---------------          ------                -----



         (c) The following are all the places of business of the Seller not identified above which are located in states in which the chief executive office of the Seller or any books or records relating to accounts receivable are located:


Mailing
Name            Address           County              State
-------         -------           ------              -----




         3.  Prior Locations.  Set forth below is the information
             ---------------
required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business not identified in Paragraph 2 and maintained by the Seller at any time during the past five years in a state in which it maintained a location or place of business during the past four months:


Mailing Address          County                State
---------------          ------                -----


         4.  Origination of Receivables.  All accounts receivable of
             --------------------------
the Seller have been originated by the Seller (and not by any of its subsidiaries or affiliates) in the ordinary course of the Seller's business.

         5.  File Search Reports.  Attached hereto as Schedule 5(A) is
             -------------------
a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

         6.  UCC Filings.  A duly signed financing statement on Form
             -----------
UCC-1 in substantially the form of Schedule 6(A), with respect to the Seller, or 6(B), with respect to BSF, has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2(a) and 2(b) hereof with respect to the Seller or BSF, as relevant. Attached hereto as Schedule 6(C) is a true copy of each such filing acknowledged by the filing officer.

         7.  Schedule of Filings.  Attached hereto as Schedule 7 is a
             -------------------
schedule setting forth filing information with respect to the filings described in paragraph 6 above.

         8.  Filing Fees.  All filing fees and taxes payable in
             -----------
connection with the filings described in paragraph 6 above have been paid. IN WITNESS WHEREOF, we have hereunto set our hands this ___ day of September, 1995.

                          ____________________________
                          Title:

                          ____________________________
                          Title:

                                                     SCHEDULE 6(A)

         Description of Collateral:
         -------------------------

         Bethlehem Steel Corporation as Debtor; Bethlehem Steel
Funding, LLC, as Secured Party; J.P. Morgan Delaware as Structuring and Collateral Agent, Assignee of the Secured Party.

         All accounts, contract rights, instruments, chattel paper and general intangibles related thereto and all such other collateral as is described below, in each case whether now owned or hereafter acquired or arising and wherever located:

         (i) All receivables originated in connection with the sale of goods or the provision of services by Bethlehem Steel Corporation, whether such receivables constitute accounts, contract rights, instruments, chattel paper or general intangibles related thereto;

         (ii) with respect to each such receivable, (x) all of the interest, if any, of Bethlehem Steel Corporation in the goods (including returned goods) the sale of which by Bethlehem Steel Corporation gave rise to such receivable, (y) all other security interests or liens and property subject thereto from time to time, if any, securing payment of such receivable, and (z) all guarantees, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such receivable;

         (iii) with respect to each such receivable, (y) all amounts, whether in the form of cash, checks, drafts, other instruments or electronic funds transfer, received in any lockbox, lockbox account or collection account in payment of such receivable, including without limitation, all amounts received on account of finance charges and fees with respect to such receivable, and (z) all cash proceeds of the collateral referred to in clause (ii) above with respect to such receivable;

         (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the foregoing; and

         (v) all substitutions for and proceeds of any of the foregoing (whether such proceeds constitute accounts, contract rights, instruments, chattel paper, inventory, equipment, documents or general intangibles) and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

                                                   SCHEDULE 6(B)

         Description of Collateral:
         -------------------------

         Bethlehem Steel Funding, LLC as Debtor; J.P. Morgan Delaware as Structuring and Collateral Agent, as Secured Party.

         All accounts, contract rights, instruments, chattel paper and general intangibles related thereto and all such other collateral as is described below, in each case whether now owned or hereafter acquired or arising and wherever located:

         (i) all receivables originated in connection with the sale of goods or the provision of services by Bethlehem Steel Corporation, whether such receivables constitute accounts, contract rights, instruments, chattel paper or general intangibles related thereto;

         (ii) with respect to each such receivable, (x) all of the interest, if any, of Bethlehem Steel Corporation in the goods (including returned goods) the sale of which by Bethlehem Steel Corporation gave rise to such receivable, (y) all other security interests or liens and property subject thereto from time to time, if any, securing payment of such receivable, and (z) all guarantees, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such receivable;

         (iii) with respect to each such receivable, (w) all amounts, whether in the form of cash, checks, drafts, other instruments or electronic funds transfer, received in any lockbox, lockbox account or collection account in payment of such receivable, including without limitation, all amounts received on account of finance charges and fees with respect to such receivable, (x) all cash proceeds of the collateral referred to in clause (ii) above with respect to such receivable, (y) all amounts paid with respect to such receivable pursuant to the Receivables Purchase Agreement referred to below and
(z) any amounts paid or credited by Bethlehem Steel Corporation to Bethlehem Steel Funding, LLC in respect of such receivable pursuant to the Purchase and Sale Agreement between Bethlehem Steel Corporation, as Seller, and Bethlehem Steel Funding, LLC, as Purchaser, as the same may be amended from time to time;

         (iv) all bank accounts of Bethlehem Steel Funding, LLC, including (a) the Cash Collateral Account maintained pursuant to the Receivables Purchase Agreement among Bethlehem Steel Funding, LLC, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethlehem Steel Corporation, as Servicer, the financial institutions listed therein, as Buyers, Morgan Guaranty Trust Company of New York, as Administrative

Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent, as the same may be amended from time to time (the "Receivables Purchase Agreement") and all funds held therein, all income from the investment of funds in such Cash Collateral Account and all certificates and instruments, if any, from time to time representing or evidencing such Cash Collateral Account or such investments; (b) the Collection Account maintained pursuant to the Receivables Purchase Agreement and all funds held therein, all income from the investment of funds in such Collection Account and all certificates and instruments, if any, from time to time representing or evidencing such Collection Account or such investments; and (c) all lockboxes, all lockbox accounts and all funds held therein, all income from the investment of funds in the lockbox accounts and all certificates and instruments, if any, from time to time in such lockboxes or representing or evidencing lockbox accounts;

         (v) all right, title and interest of Bethlehem Steel Funding, LLC in, to and under the aforesaid Purchase and Sale Agreement, including all monies due and to become due to Bethlehem Steel Funding, LLC under or in connection therewith, whether as receivables or fees, expenses, costs, indemnities, insurance recoveries, damages for breach or otherwise, and all rights, remedies, powers, privileges and claims of Bethlehem Steel Funding, LLC under or with respect to the aforesaid Purchase and Sale Agreement (whether arising pursuant to the terms of such agreement or otherwise available at law or in equity);

         (vi) all right, title and interest of Bethlehem Steel Funding, LLC in, to and under each of the other agreements, documents and instruments (excluding the aforesaid Receivables Purchase Agreement) (whether as an original party thereto, as assignee or otherwise) as may be entered into and delivered in connection with the transactions contemplated by the aforesaid Receivables Purchase Agreement or the aforesaid Purchase and Sale Agreement, including all monies due and to become due to Bethlehem Steel Funding, LLC under or in connection with such agreements, documents and instruments, and all rights, remedies, powers, privileges, benefits and claims of Bethlehem Steel Funding, LLC under or with respect to such agreements, documents and instruments (whether arising pursuant to the terms of such agreements, documents and instruments or otherwise available at law or in equity);

         (vii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the foregoing; and

         (viii) all substitutions for and proceeds of any of the foregoing (including, without limitation, accounts, contract rights, instruments, chattel paper, inventory, documents or general intangibles) and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

                                                 SCHEDULE 7

                         SCHEDULE OF FILINGS

Debtor     Filing Officer     File Number     Date of Filing*
------     --------------     -----------     --------------








_______________

* Indicate lapse date, if other than fifth anniversary.

                                              EXHIBIT N

             [Letterhead of Bethlehem Steel Corporation]

                                         September 12, 1995

Electronic Data Systems Corporation
7171 Forest Lane
Dallas, Texas 75230

Ladies and Gentlemen:

         We refer to our Information Technology Partnership Agreement (the "Agreement") dated as of December 21, 1992. In connection with a receivables facility pursuant to which we are selling substantially all of our accounts receivable, J.P. Morgan Delaware, as Collateral Agent, on behalf of the financial institutions participating in such receivables facility, has requested your consent to an assignment of certain portions of the Agreement under certain circumstances. Accordingly, if the Collateral Agent notifies you that we are no longer responsible for servicing, administering and collecting accounts receivable under the receivables facility, in order for the appropriate parties to have access to necessary information with regards to accounts receivable or the collection thereof, notwithstanding anything to the contrary contained in the Agreement, you hereby consent to our assignment of any portion of the Agreement in respect of Services (as defined in the Agreement) relating to accounts receivable or the collection thereof to a successor servicer engaged by the Collateral Agent.

         This consent may not be terminated or modified without the prior written consent of the Collateral Agent.

         Please acknowledge your consent by signing the two copies of this letter enclosed herewith in the space provided below and returning the signed copies to us.

                           Very truly yours,

                           BETHLEHEM STEEL CORPORATION

                           By:______________________

                              Name:____________________

                              Title:___________________


Acknowledged and consented to:

ELECTRONIC DATA SYSTEMS CORPORATION

By:______________________

Name:____________________

Title:___________________

                                                EXHIBIT O

             Form of Concentration Limit Amendment Notice

             [Letterhead of Bethlehem Steel Funding, LLC]

                                                 [Date]

Morgan Guaranty Trust
Company of New York, as
Administrative Agent
60 Wall Street
New York, New York 10260


J.P. Morgan Delaware, as Structuring
and Collateral Agent
902 Market Street
Wilmington, Delaware 19801

The Buyers (as defined in the
Receivables Purchase Agreement
as referred to below)

Standard & Poor's Ratings Group
26 Broadway

New York, New York 10004
Attn: Asset-Backed Surveillance

Ladies and Gentlemen:

         This Concentration Limit Amendment Notice is being delivered to you pursuant to Section 11.5 of the Receivables Purchase Agreement dated as of September 12, 1995 (the "Agreement") among Bethlehem Steel Funding, LLC ("BSF"), Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethlehem Steel Corporation (the "Seller"), as Servicer, the financial institutions listed on the signature pages thereof, as Buyers, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

         Section 1.1 of the Agreement is amended by [set forth changes to the definition of Concentration Limit (including any changes to Schedule 2)].

         This amendment shall be governed by and construed in accordance with the laws of the State of New York.

         This amendment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This amendment shall become effective the later of (i) the date on which the Administrative Agent shall have received duly executed counterparts hereof signed by the Required Buyers, and (ii) the date on which the Administrative Agent receives evidence satisfactory to it that the rating then assigned to the Buyers' Certificates has been reaffirmed by S&P.

                          Very truly yours,

                          BETHLEHEM STEEL
                            FUNDING, LLC

                          By
                            -----------------------
                            Title:

Acknowledged and Agreed to:



[BUYERS]

                          By:
Title:                        ----------------------

                                           EXHIBIT P

                 ASSIGNMENT AND ASSUMPTION AGREEMENT

         AGREEMENT dated as of _________, 19__ among [NAME OF
ASSIGNOR] (the "Assignor"), [NAME OF ASSIGNEE] (the "Assignee"),
BETHLEHEM STEEL FUNDING, LLC ("BSF"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent") and the L/C Issuing Banks listed on the signature pages hereof.

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Receivables Purchase Agreement dated as of September 12, 1995 among BSF, Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethlehem Steel Corporation, as Servicer, the Assignor and the other financial institutions party thereto, as Buyers, the Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent (the "Receivables Purchase Agreement");

         WHEREAS, as provided under the Receivables Purchase
Agreement, the Assignor has a Commitment to participate in Purchases from BSF in an aggregate amount at any time not to exceed $__________;

         WHEREAS, on the date hereof, the Assignor's pro rata share of the Aggregate Net Investment under the Receivables Purchase Agreement is in the aggregate amount of $__________;

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Receivables Purchase Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________, together with a corresponding portion of its pro rata share of the Aggregate Net Investment (the "Assigned Amount"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms; and

         WHEREAS, the Assignor concurrently proposes to assign all of the rights of the Assignor under the Inventory Credit Agreement in respect of a portion of its Inventory Commitment thereunder, together with a corresponding portion of its outstanding loans thereunder.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions.  All capitalized terms not otherwise
                     -----------
defined herein shall have the respective meanings set forth in the Receivables Purchase Agreement.

         SECTION 2.  Assignment.  The Assignor hereby assigns and
                     ----------
sells to the Assignee all of the rights of the Assignor under the Receivables Purchase Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Receivables Purchase Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the Assignor's pro rata share of the Aggregate Net Investment at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the L/C Issuing Banks, and if required pursuant to Section 4, BSF and the Administrative Agent, and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Buyer under the Receivables Purchase Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Receivables Purchase Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3.  Payments.  As consideration for the assignment
                     --------
and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Receivables Purchase Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4.  Consent of BSF and the Administrative Agent.
                     -------------------------------------------
This Agreement is conditioned upon the consent of BSF, if required, the Administrative Agent and each L/C Issuing Bank pursuant to Section 11.6(c) of the Receivables Purchase Agreement. The execution of this Agreement by BSF, the Administrative Agent and each L/C Issuing Bank is evidence of this consent. Pursuant to Section 11.6(c), BSF agrees to execute and deliver a Buyer's Certificate to the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no
                     ------------------------
representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of BSF, or the validity and enforceability of the obligations of BSF in respect of the Receivables Purchase Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own purchase analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of BSF.

         SECTION 6.  Governing Law.  This Agreement shall be governed
                     -------------
by and construed in accordance with the laws of the State of New York.

         SECTION 7.  Counterparts.  This Agreement may be signed in
                     ------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                             [NAME OF ASSIGNOR]

                             By
                               ----------------------------
                               Name:
                               Title:

                             [NAME OF ASSIGNEE]

                             By
                               ----------------------------
                               Name:
                               Title:

                             [BETHLEHEM STEEL FUNDING, LLC

                             By
                               ----------------------------]
                               Name:
                               Title:

                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK,
                               as Administrative Agent

                             By
                               ----------------------------
                               Name:
                               Title:

                             MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as L/C Issuing
                               Bank

                             By
                               ----------------------------
                               Name:
                               Title:

                             CHEMICAL BANK, as L/C Issuing
                               Bank

                             By
                               ----------------------------
                               Name:
                               Title:

                             THE LONG-TERM CREDIT BANK OF
                             JAPAN, LTD., as L/C Issuing
                               Bank

                             By
                               ----------------------------
                               Name:
                               Title: